Exhibit 1.1 – Memorandum and Articles of Association of Tomkins plc

Registered Number: 203531

THE COMPANIES ACT 1985 (AS AMENDED)

COMPANY LIMITED BY SHARES

MEMORANDUM

(As amended by Special Resolution

passed on 24 July 1996)

and

ARTICLES OF ASSOCIATION

(As adopted by Special Resolution passed on 9 May 1995 and amended by Special Resolutions passed on 24 July 1996, 17 September 1997, 6 August 1998 and 11 August 2003)

OF

TOMKINS PLC

Registered No. 203531

THE COMPANIES ACTS 1908 to 1917

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

TOMKINS PLC *

1.* The name of the Company is “Tomkins PLC”.

2. The Company is to be a Public Company.

3. The Registered Office of the Company will be situate in England.

4. The objects for which the Company is established are:-

(a)	To co-ordinate and manage, through the holding of shares, securities and interests in subsidiary or other companies, or any other bodies, firms, undertakings, enterprises or associations, the business activities and affairs thereof respectively; to incorporate or in any way acquire the whole or any part of the share or loan capital of or any other interest in any other company, body, firm, undertaking, enterprise or association the acquisition of an interest wherein may appear to be beneficial to the interests of the Company; to finance and aid all or any such companies or others as aforesaid by loans, guarantees, subvention payments or otherwise; to invest the moneys of the Company in or otherwise to acquire and hold for investment shares, stocks, debentures, debenture stock, securities and investments of all kinds issued or guaranteed by any company, corporation, governmental or other authority, trust, firm, body, or person, constituted or carrying on business in any part of the world and to acquire and hold for investment real and personal property of any description or kind; and generally to carry out the function of a Group Holding Company but so that nothing herein contained shall permit the Company to traffic in investments or property or to deal in or dispose of the same save in connection with and for the purpose of carrying on the primary business of the Company of holding and managing investments and property and managing and co-ordinating the affairs of the various companies and other bodies in which the Company is interested.

*	The name of the Company was changed to Tomkins PLC from F.H. Tomkins p.l.c. on 25 February 1988

(b)

To carry on, either in conjunction with the above objects or separately therefrom, the business of Hardware Manufacturers and Manufacturers of, and Dealers in all kinds of Minerals, Metals, Scrap Metals, Manufacturers of

Chains, Locks, Rings, Hooks, Wire Goods and all kinds of goods in connection thereof.

(c)	To carry on any other business of a similar nature which may, in the opinion of the Directors, be conveniently carried on by the Company, or calculated directly or indirectly to enhance the value of or render more profitable any of the Company’s property.

(d)	To purchase, or otherwise acquire, all or any part of the business property liabilities of any person, Company, or firm carrying on any business of a similar nature and conduct and carry on any such business.

(e)	To purchase, take on lease, or in exchange, hire or otherwise acquire any real or personal property, rights or privileges which the Company may consider suitable or convenient for any purpose of its business, and to erect, construct, build, lay down, enlarge, alter, re-construct and maintain shops, offices, dwellinghouses and other buildings, works and machinery necessary or convenient for the Company’s business, or directly or indirectly conducive to any of its objects.

(f)	To lend money or give credit, and to hire goods, to such persons and on such terms as may seem expedient and with or without security, and in particular to customers and others having dealings with the Company and to guarantee the performance of contracts by any such persons.

(g)	To guarantee either by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets and uncalled capital of the Company both present and future, or by both such methods, the performance of any contract or obligation of any person, firm or company whatsoever.

(h)	To sell, manage, lease, mortgage, dispose of or otherwise deal with all or any part of the property of the Company.

(i)

To grant, or procure the granting of, pensions, annuities, gratuities and superannuation or other allowances or lump sums, to directors and ex-directors, officers and ex-officers, employees and ex-employees of the Company, and to the spouses, widows, widowers, children, dependants or connections of such persons; to establish and maintain, or procure the establishment and maintenance of, trusts, funds, or schemes (contributory or non-contributory) with a view to providing pensions or other benefits for any such persons, their spouses, widows, widowers, children, dependants or connections; and to make payments to or towards the insurance of any such persons, their spouses, widows, widowers, children, dependants or connections; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of its subsidiaries and to lend money to any such employees or to trustees on their behalf to enable any such share purchase schemes to be established or maintained; and to contribute by donation, subscription, guarantee or otherwise to any charitable, public, general, political or useful object whatsoever, and to support and subscribe to any institution, society, or club which may be for the benefit of the Company and its subsidiaries or their employees, or may be connected with any town or place where the Company carries on business; and to purchase and maintain for any persons who are Directors, officers, employees, or agents of the Company from time to time insurance against any liability.

(j)	To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, debentures or securities of any other company having objects altogether or in any part similar to those of this Company.

(k)	To draw, make, accept, endorse, discount, negotiate, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable and transferable instruments.

(l)	To borrow and raise money for the purposes of the Company, in such manner and on such terms as may be considered expedient, and in particular by the issue of debentures and to secure the repayment of any money borrowed, raised or owing, by mortgage, charge, lien or other security upon the whole or any part of the Company’s property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it either with or without the Company receiving any consideration or advantage (direct or indirect) from giving any such security or guarantee.

(m)	To pay all costs, charges and expenses incurred in or about the promotion and establishment of the Company.

(n)	To do all such things as may be incidental or conducive to the attainment of any of the above objects.

The objects set forth in each sub-clause of this Clause shall not be restrictively construed but the widest interpretation shall be given thereto, and they shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clause or by the name of the Company. None of such sub-clauses or the object or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-clause, but the Company shall have as full a power to exercise all or any of the objects conferred by and provided in each of the said sub-clauses as if each sub-clause contained the objects of a separate company.

5. The liability of the Members is limited.

6. The Share Capital of the Company is £1,000* divided into 1,000 Ordinary Shares of £1 each with powers to divide the Shares in the Capital for the time being into several classes, and attach thereto respectively any preferential, deferred, and qualified, or special rights, privileges or conditions.

NOTES:-

*	By Extraordinary Resolution passed on 2nd September 1946 the share capital was increased to £10,000 divided into 10,000 shares of £1 each.

By Special Resolutions passed on the 17th March 1950 (inter alia):-

(a)	Each of the 10,000 Ordinary Shares was sub-divided into 20 ordinary shares of 1/- each.

(b)	The nominal capital was increased to £75,000 by the creation of 1,300,000 additional Ordinary Shares of 1/- each.

By Ordinary Resolution passed on 12th February 1959 the share capital was increased to £150,000 divided in 3,000,000 Ordinary Shares of 1/- each.

By Ordinary Resolution passed on 20th July 1961 the share capital was increased to £500,000 divided into 10,000,000 Ordinary Shares of 1/- each.

By Ordinary Resolution passed on 9th September 1970 the share capital was increased to £1,000,000 divided into 20,000,000 Ordinary Shares of 1/- each.

By Ordinary Resolution passed on 12th September 1972 the share capital was increased to £1,500,000 divided into 30,000,000 Ordinary Shares of 5p each.

By Ordinary Resolution passed on 29th September 1976 the share capital was increased to £2,000,000 divided into 40,000,000 Ordinary Shares of 5p each.

By Special Resolution passed on 24th December 1984 the share capital was increased to £2,350,000 divided into 47,000,000 Ordinary Shares of 5p each.

By Ordinary Resolution passed on 12th August 1985 the share capital was increased to £2,900,000 divided into 58,000,000 Ordinary Shares of 5p each.

By Special Resolution passed on 12th May 1986 the share capital was increased to £101,250,000 divided into 125,000,000 Ordinary Shares of 5p each and 95,000,000 5.6 per cent Cumulative Convertible Redeemable Preference Shares of £1 each.

By Ordinary Resolution passed on 4th February 1987 the share capital was increased to £104,250,000 divided into 185,000,000 Ordinary Shares of 5p each and 95,000,000 5.6 per cent Cumulative Convertible Redeemable Preference Shares of £1 each.

By Ordinary Resolution passed on 15th June 1987 the share capital was increased to £104,940,000 divided into 198,800,000 Ordinary Shares of 5p each and 95,000,000 5.6 per cent Cumulative Convertible Redeemable Preference Shares of £1 each.

By Special Resolution passed on 22nd July 1988 the share capital was increased to £123,500,000 divided into 230,000,000 Ordinary Shares of 5p each and 95,000,000 5.6 per cent Cumulative Convertible Redeemable Preference Shares of £1 each and 85,000,000 6.25p Cumulative Convertible Redeemable Preference Shares of 20p each.

By Ordinary Resolution passed on 9 July 1990 the share capital was increased to £128,500,000 divided into 330,000,000 Ordinary Shares of 5p each and 95,000,000 5.6 per cent Cumulative Convertible Redeemable Preference Shares of £1 each and 85,000,000 6.25p Cumulative Convertible Redeemable Preference Shares of 20p each.

By Ordinary Resolution passed on 9 July 1990 the share capital was, subject to the Merger Agreement (as defined in the Circular to Shareholders dated 15 June 1990) becoming unconditional, increased to £133,500,000 divided into 430,000,000 Ordinary Shares of 5p each and 95,000,000 5.6 per cent Cumulative Convertible Redeemable Preference Shares of £1 each and 85,000,000 6.25p Cumulative Convertible Redeemable Preference Shares of 20p each. The Merger Agreement was subsequently declared unconditional on 22 August 1990.

By Ordinary Resolution passed on 13 August 1992 the share capital was increased to £155,780,000 divided into 875,600,000 Ordinary Shares of 5p each and 95,000,000 5.6 per cent Cumulative Convertible Redeemable Preference Shares of £1 each and 85,000,000 6.25p Cumulative Convertible Redeemable Preference Shares of 20p each.

By Ordinary Resolution passed on 17 September 1992 the share capital was increased to £156,533,000 divided into 890,660,000 Ordinary Shares of 5p each and 95,000,000 5.6 per cent Cumulative Convertible Redeemable Preference Shares of £1 each and 85,000,000 6.25p Cumulative Convertible Redeemable Preference Shares of 20p each.

By Ordinary Resolution passed on 4 December 1992 the share capital was increased (via the creation of an additional 269,215,070 Ordinary Shares of 5p each) to £169,993,754 divided into 1,159,875,070 Ordinary Shares of 5p each and 95,000,000 5.6 per cent Cumulative Convertible Redeemable Preference Shares of £1 each and 85,000,000 6.25p Cumulative Convertible Redeemable Preference Shares of 20p each.

By Ordinary Resolution passed on 4 December 1992 the share capital was, subject to the Ordinary Offer (as defined in the Offer Document dated 9 November 1992) becoming or being declared unconditional in all respects (save as regards the fulfilment of conditions 1(a)(ii) and (iii) of Part A of Appendix 1 to the Offer Document), further increased (via the creation of an additional 179,085,150 Ordinary Shares of 5p each) to £178,948,011 divided into 1,338,960,220 Ordinary Shares of 5p each and 95,000,000 5.6 per cent Cumulative Convertible Redeemable Preference Shares of £1 each and 85,000,000 6.25p Cumulative Convertible Redeemable Preference Shares of 20p each. The Ordinary Offer was so declared on 15 December 1992.

By Ordinary Resolution passed on 15 September 1993 the 95,000,000 5.6 per cent Cumulative Convertible Redeemable Preference Shares of £1 each were cancelled and the amount of the authorised share capital of the Company was reduced by the sum of £95,000,000 accordingly.

By an Ordinary Resolution passed on 9 May 1995 the 85,000,000 6.25p (net) Cumulative Convertible Redeemable Preference Shares of 20p each were cancelled and the amount of the authorised share capital of the Company was reduced by the sum of £17,000,000 accordingly.

By Special Resolution passed on 24 July 1996 the share capital was increased to £79,258,211 divided into 1,585,164,220 Ordinary Shares of 5p each and US $1,956,000,000 divided into 13,920,000 US dollar denominated voting Convertible Cumulative Preference Shares of US $50 each and 25,200,000 US dollar denominated voting Convertible Cumulative Redeemable Preference Shares of US $50 each.

WE, the several persons whose names and addresses are subscribed are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS	NUMBER OF SHARES TAKEN BY EACH SUBSCRIBER
FREDERICK HARRY TOMKINS, 57 Mount Street, Walsall, Manufacturer.	One

MARY ANN TOMKINS, 57 Mount Street, Walsall, Married Woman.	One

DATED the 27th day of January 1925

WITNESS to the above Signatures:-

A. THURSFIELD PARKER,

Solicitor,

Messrs. A. T. Parker & Co.,

20 Mount Street,

Walsall.

THE COMPANIES ACT 1985

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

TOMKINS PLC

The Companies Act 1985

Company limited by shares

TOMKINS PLC

Registered in England: No.203531

Certified extract of the minutes of a meeting of the Board of Directors held at East Putney House, 84 Upper Richmond Road, London SW15 2ST

on 5 July 1996

Adoption of CREST:

Pursuant to Regulation 16(2) of the Uncertificated Securities Regulations 1995 (“the Regulations”), IT WAS RESOLVED that:

(a)	title to the ordinary shares of 5p each in the capital of the Company (“the Shares”), in issue or to be issued, may be transferred by means of a relevant system (as defined in the Regulations);

(b)	such relevant system shall include the relevant system of which CRESTCo Limited is to be the Operator (as defined in the Regulations);

(c)	the Shares shall not include any shares referred to in Regulation 17; and

(d)	this resolution (“the Resolution”) shall become effective immediately.

I A Duncan

Director

TOMKINS PLC

NEW ARTICLES OF ASSOCIATION

CONTENTS

Article No.	Subject Matter
1	Preliminary
3	Business
4	Share Capital
5	Shares
12	Share Certificates
18A	Uncertificated Shares
19	Lien on Shares
23	Calls on Shares
31	Transfer of Shares
41	Transmission of Shares
45	Forfeiture of Shares
53	Alteration of Capital
55	Purchase of Own Shares
56	Increase of Capital
57	Variation of Class Rights
59	General Meetings
61	Notice of general meetings
64	Proceedings at general meetings
75	Votes of Members
87	Corporations Acting by Representatives
88	Directors
92	Managing Director and Other Appointments
97	Alternate Directors
98	Associate Directors
99	Rotation and Removal of Directors
106	Directors Contracting with the Company
114	Powers of Directors
118	Borrowing Powers of Directors
119	Proceedings of the Board
131	Minutes
132	The Seal
134	Secretary
136	Record Dates
137	Dividends and Reserves
149	Capitalisation of Reserves
151	Accounts
155	Audit
156	Auditors
158	Authentication of Documents
160	Untraced Shareholders
161	Destruction of Documents
162	Notices
167	Division of Assets in Specie
168	Indemnity

Registered No: 203531

THE COMPANIES ACT 1985

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

(adopted by special resolution passed on 9 May 1995 and amended by special resolutions passed on 24 July 1996, 17 September 1997, 6 August 1998 and

11 August 2003)

of

TOMKINS PLC*

PRELIMINARY

1. (A) In these Articles the following words and expressions have the following meanings:

Expression	Definition

Act	the Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force.

Articles	these Articles of Association of the Company as altered from time to time.

audited Balance Sheet	the latest audited balance sheet of the Company prepared in accordance with United Kingdom generally accepted accounting principles unless as at the date of such balance sheet there shall have been made up as at such date and audited a consolidated balance sheet of the Company and its subsidiary undertakings

*	The name of the Company was changed to Tomkins PLC from F.H. Tomkins p.l.c. on 25 February 1988.

(within the meaning of section 258 of the Act) (with such exceptions as may be permitted in the case of a consolidated balance sheet prepared for the purposes of the Statutes) and in the latter event “the audited balance sheet” means the audited consolidated balance sheet of the Company and such subsidiary undertakings prepared in accordance with United Kingdom generally accepted accounting principles and references to reserves and profit and loss account shall be deemed to be references to consolidated reserves and consolidated profit and loss account respectively and there shall be excluded any amounts attributable to outside interests in subsidiary undertakings.

Auditors	the auditors for the time being of the Company.

Board	the Directors for the time being of the Company (or a quorum of such Directors assembled as a meeting of Directors duly convened or (unless the context otherwise requires or is inconsistent therewith) any committee authorised by the Board to act on its behalf).

business day	a day other than a Saturday or Sunday on which banks are normally open for business in England.

clear days	in relation to the period of a notice, the period excluding the day on which the notice is given or deemed to be given and the day for which it is given or on which it takes effect.

Company	Tomkins PLC.

designated person	in relation to shares shall mean a recognised clearing house or nominee of a recognised clearing house or a recognised investment exchange for the purposes of the Financial Services Act 1986.

Director	a director of the Company for the time being.

dividend	any dividend which may be declared and paid in sterling or, in respect of shares denominated in such foreign currency, in a foreign currency and includes bonus, if not inconsistent with the subject or context.

Group	the Company and its subsidiaries (within the meaning of section 736 of the Act) for the time being.

month	calendar month.

Office	the registered office for the time being of the Company.

paid up	paid up or credited as paid up in sterling or, in respect of shares denominated in a foreign currency, in such foreign currency in respect of the nominal amount of a share.

Register	the register of members of the Company.

Seal	the common seal of the Company.

Secretary	subject to the provisions of the Statutes includes joint Secretaries, a temporary or an assistant Secretary and any other person appointed by the Board to perform any of the duties of the Secretary.

Statutes	the Act and every other Act or other statutory instrument for the time being in force concerning companies and affecting the Company including any statutory re-enactment or modification of the Act and every other Act or statutory instrument.

the London Stock Exchange	London Stock Exchange Limited or any successor body carrying out its functions.

the Uncertificated Securities Regulations	the Uncertificated Securities Regulations 1995 as amended from time to time and any provisions of or under the Statutes which supplement or replace such Regulations.

United Kingdom	Great Britain and Northern Ireland.

writing	includes printing, typewriting, lithography, photography and any other mode or modes of presenting or reproducing words in a visible form.

year	year from the 1st January to the 31st December inclusive.

(B) Words importing:

(i)	the singular number include the plural number and vice versa;

(ii)	the masculine gender include the feminine gender;

(iii)	persons include corporations.

(C) References to:

(i)	“mental disorder” mean mental disorder as defined in section 1 of the Mental Health Act 1983 and “mentally disordered” shall be construed accordingly;

(ii)	any section or provision of the Act, if not inconsistent with the subject or context, include any corresponding or substituted section or provision of any Statute amending consolidating or replacing the Act;

(iii)	an Article by number are to the particular Article of these Articles;

(iv)	payments, amounts payable, paid or unpaid, fees, sales, purchases, remuneration, deductions, additions, expenses and cash shall, unless expressly prohibited by the Statutes or these Articles, be deemed to include payments, amounts payable, paid or unpaid, fees, sales, purchases, remuneration, deductions, additions, expenses and cash in a foreign currency as well as in sterling.

(D) Subject as aforesaid, any word or expression defined in the Statutes (including the Uncertificated Securities Regulations) shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

(E) References in these Articles to a share (or to a holding of shares) being in certificated form or uncertificated form are references respectively to that share being a certificated unit of a security or an uncertificated unit of a security.

(F) The headings are inserted for convenience only and shall not affect the construction of these Articles.

2. No regulations for the management of a company set out in any regulations or in any schedule to any statute concerning companies shall apply to the Company, but the following shall be the Articles of Association of the Company.

BUSINESS

3. Any branch or kind of business which the Company is either expressly or by implication authorised to undertake may be undertaken by the Board at such time or times as it shall think fit, and further may be suffered by it to be in abeyance, whether such branch or kind of business may have been actually commenced or not, so long as the Board may deem it expedient not to commence or proceed with the same.

SHARE CAPITAL

4. (A) The share capital of the Company at the date of adoption of these Articles is £79,258,211 divided into 1,585,164,220 Ordinary shares of 5p each (the “Ordinary shares”) and US $1,956,000,000 divided into 13,920,000 US dollar denominated voting Convertible Cumulative Preference Shares of US $50 each (the “Perpetual Convertible Shares”) and 25,200,000 US dollar denominated voting Convertible Cumulative Redeemable Preference Shares of US $50 each (the “Redeemable Convertible Shares”).

(B) The rights attaching to the Perpetual Convertible Shares are as follows:-

(i)

As regards income: the Perpetual Convertible Shares shall be entitled to be paid in priority to any payment of dividend on any other class of shares, except for the Redeemable Convertible Shares with which the Perpetual Convertible Shares will rank pari passu and for any other classes of shares issued on terms that they rank pari passu with the Perpetual Convertible Shares as to income, a fixed cumulative preferential dividend at a rate (exclusive of any tax credit available to the holders) per annum per Perpetual Convertible Share held to be fixed by the Board prior to issue, the record date for such dividends to occur, if and so far as in the opinion of the Board the profits of the

Company justify such payments, quarterly on 14 February, 14 May, 14 August and 14 November (or, if any such date shall not be a business day, on the first business day following such date without any interest or payment in respect of such delay) in every year in respect of the three months ending on those dates and payment to be made as soon as reasonably possible thereafter, except that the record date for the first dividend shall be 14 August 1996 in respect of the period from the date of allotment of such shares to that date.

If any dividend on the Perpetual Convertible Shares has not been paid in accordance with this Article, then and unless and until such time as (a) all arrears of the dividend shall have been paid in full or a sum shall have been set aside for such payment in full on the next date on which the dividend shall become payable and (b) a sum shall have been set aside for payment in full on the next date on which such dividend shall become payable for the then current dividend period, the Company may not redeem or purchase any other share capital of the Company (other than the Redeemable Convertible Shares) which ranks pari passu with or after the Perpetual Convertible Shares as regards income and capital.

(ii)	As regards capital: on a return of assets on liquidation or otherwise, other than on redemption or repurchase of shares of any class, the assets of the Company available to shareholders shall be applied first in repaying to the holders of the Perpetual Convertible Shares and the Redeemable Convertible Shares and any other classes of shares issued on terms that they rank pari passu with the Perpetual Convertible Shares as to capital, the capital paid up or credited as paid up thereon together with a sum equal to all arrears and accruals of dividend to be calculated down to the “relevant date” and to be payable irrespective of whether or not such dividend has become due and payable, in priority to any other class of shares.

The “relevant date” shall mean in the case of a return of assets on liquidation the commencement of the winding up and in any other case the date of the resolution of the Company which gives rise to the return of assets.

(iii)	As regards conversion:

(a)	Subject as hereinafter provided each holder of Perpetual Convertible Shares is entitled at the times and in the manner hereinafter set out to convert all or any of his Perpetual Convertible Shares into fully paid Ordinary Shares at a rate to be fixed by the Board prior to issue (the “Conversion Rate”).

(b)	For the purposes of the following a “Conversion Date” shall be any business day on or after issue of the Perpetual Convertible Shares.

(c)	The right to convert shall be exercisable on any Conversion Date by completing the Notice of Conversion endorsed on the certificate relating to the Perpetual Convertible Shares to be converted or a Notice in such other form as may from time to time be prescribed by the Board in lieu thereof (a “Conversion Notice”) and delivering the same to the registrar for the time being of the Company at least 7 and not more than 28 days prior to the Conversion Date (such period being hereinafter called a “Conversion Period”) together with the share certificate and such other evidence (if any) as the Board may reasonably require to prove the title of the person exercising such right. A Conversion Notice once given may not be withdrawn without the consent in writing of the Company and the fixed dividend on any Perpetual Convertible Share shall cease to accrue with effect from the fixed dividend record date last preceding the date upon which the Conversion Notice is delivered to the registrar.

(d)	Conversion of such Perpetual Convertible Shares as are due to be converted as aforesaid on any Conversion Date (the “Relevant Shares”) shall be effected in accordance with the following provisions or in such other manner as may be permitted by law (and the Board may effect some in some ways and others in other ways in its sole discretion):-

(1)	The Board may elect to consolidate (which consolidation is hereby resolved upon by the passing of the Resolution to adopt this Article) into one share all the Relevant Shares and redenominate such share into Sterling at a value to be determined by the Board, which shall be either at the exchange rate prevailing at the time of such consolidation or such other exchange rate as the Board, in its sole discretion, determines, and sub-divide (which sub-division is hereby resolved upon by the passing of the Resolution to adopt this Article) such redenominated share into the appropriate number of Ordinary Shares, in which event such Ordinary Shares, notwithstanding that they may have a different par value from other Ordinary Shares then in issue shall form a uniform class with all such shares and shall on a liquidation or return of assets participate pari passu with such other Ordinary Shares for which purpose the par value thereof shall be deemed to be 5p per share, notwithstanding the par value thereof, and shall be entitled to the same dividend per share as is payable in respect of the other Ordinary Shares;

(2)

The Board may elect to consolidate (which consolidation is hereby resolved upon by the passing of the Resolution to adopt this Article) into one share all the Relevant Shares and redenominate such share into Sterling at a value to be determined by the Board, which shall be either at the exchange rate prevailing at the time of such consolidation or such other exchange rate as the Board, in its sole discretion, determines, and divide (which division is hereby resolved upon by the passing of the Resolution to adopt this Article) such redenominated share (A) into Ordinary Shares of individual nominal amount of 5p or other nominal amount of Ordinary Shares in issue at the Conversion Date and of aggregate nominal amount equal to the nominal amount of Ordinary Share capital to which the holder is entitled by virtue of the conversion, (fractions of an Ordinary Share arising being dealt with as in (B) below) and (B) into one special share of nominal amount equal to the excess of the nominal amount of the consolidated share over the nominal amount of the Ordinary Share capital (including any fraction) derived therefrom; any such special share will (save as provided below) not be transferable, and will not entitle the holder to the payment of any dividend or to any repayment of capital on a return of assets (except for the sum of 1p) or to receive notice of or attend or vote at any general meeting of the Company, but may be transferred by some person appointed by the Company on behalf of the holder to some other person (whether or not an officer of the Company) willing to accept the same with a view to the redemption thereof by the Company at a price not exceeding 1p for all the special shares redeemed at any one time, and/or may (subject to the Companies Acts) be cancelled by the Company (by way of reduction of its capital) without making any payment to or obtaining any sanction of the holder thereof. The Company may at its option at any time after the creation of any special share redeem all but not some only of the special shares then in issue at a price not exceeding 1p for all the special shares redeemed at any one time upon giving to the registered holders of such share or shares not less than 28 days’ previous notice in writing of its intention to do so fixing a time and place for such redemption. At the time and place so fixed each such registered holder shall be bound to surrender to the Company the certificate for his special share or shares which are to be redeemed in order that the same may be cancelled.

(3)

The Board may elect to redeem at par the Relevant Shares on any Conversion Date out of profits of the Company which would otherwise be available for dividend in which case any Conversion Notice given by a holder of Relevant Shares shall be deemed to authorise and instruct the Board to retain the redemption monies otherwise payable to such holder and to convert the same into Sterling at an exchange rate to be determined by the Board, which shall be either the exchange rate prevailing at the time of such redemption or such other exchange rate as the Board, in its sole discretion, determines, and to apply the sum arising on such conversion in the subscription or purchase on such holder’s behalf of the appropriate number of Ordinary Shares in the Company at the applicable Conversion Rate.

(4)	The Board may elect to redeem at par the Relevant Shares on any Conversion Date out of the proceeds of a new issue of shares in which case any Conversion Notice given by a holder of the Relevant Shares shall be deemed:-

(i)	to appoint any person selected by the Board as such holder’s agent with authority to apply an amount equal to the redemption monies in respect of the Relevant Shares, converted into Sterling at an exchange rate to be determined by the Board, which shall be either the exchange rate prevailing at the time of such redemption or such other exchange rate as the Board, in its sole discretion, determines, in subscribing for or purchasing on such holder’s behalf the appropriate number of Ordinary Shares in the Company at the Conversion Rate; and

(ii)	to authorise and instruct the Board following the allotment of such Ordinary Shares to apply such subscription monies in redeeming the Relevant Shares and to pay the redemption monies to such agent who shall be entitled to retain the same for his own benefit without being accountable therefor to such holder.

(e)

Fractions (if any) of Ordinary Shares arising on conversion will not be allotted to the holders of the Relevant Shares otherwise entitled thereto but such fractions will be aggregated and sold and the net proceeds of sale will be distributed pro rata among such holders unless in respect of any holding of the Relevant Shares the amount to be so distributed would be less than £3 in which case such amount will not be so distributed but will be retained for the benefit of the Company. For the purpose of implementing the provisions of this sub-paragraph the Board may appoint some person to execute transfers or renunciations on behalf of persons entitled to any such fractions and generally may make all arrangements which appear to them necessary or appropriate for the settlement and disposal of fractional entitlements.

(f)	The fixed dividend on any Perpetual Convertible Shares converted shall cease to accrue with effect from the fixed dividend record date last preceding the date upon which the Conversion Notice is delivered to the registrar. The Ordinary Shares arising on such conversion shall rank pari passu in all respects with the Ordinary Shares then in issue but shall only entitle the holder to all dividends and other distributions declared, paid or made on the Ordinary Shares of the Company by reference to a record date after the relevant Conversion Date and, if a substantial change is made to any record date such that the holders of Perpetual Convertible Shares receive an unfair benefit or are subject to an unfair prejudice, the Board shall make such adjustments to the method of conversion and the dividend rights relating to the Ordinary Shares arising on conversion as are deemed necessary to ensure that the holders of Perpetual Convertible Shares do not receive such benefit or are not subject to such prejudice.

(g)	Within 28 days after conversion, the Company shall, subject to applicable law, forward to each holder of the Relevant Shares, free of charge, a definitive certificate for the appropriate number of fully paid Ordinary Shares and a new share certificate for any unconverted Perpetual Convertible Shares comprised in the share certificate surrendered by him. In the meantime transfers will be certified against the Register of Members of the Company.

(h)	The Company shall use all reasonable endeavours to ensure that all the Ordinary Shares arising on conversion are admitted to the Official List by the London Stock Exchange.

(iv)	As regards redemption:

(a)	Where a holder of Perpetual Convertible Shares has given a Conversion Notice in respect thereof, such Shares may be redeemed at par at the option of the Company in the manner and in the circumstances specified in paragraph (iii) above. In case of any such redemption the redemption monies shall become payable on redemption but shall be applied in accordance with that paragraph.

(b)	The Company shall have the option, at any time where the total amount of Perpetual Convertible Shares issued and outstanding is less than 10 per cent. of the amount originally issued, to redeem all but not some only of the Perpetual Convertible Shares which remain in issue at that time by giving to the holders of the remaining Perpetual Convertible Shares not less than 60 days’ prior notice in writing of the date on which the Company wishes to effect such redemption (the “Redemption Date”) whereupon such holders shall be entitled to elect instead to convert all but not some only of their Perpetual Convertible Shares in accordance with Article 4(B)(iii) by serving a Notice of Conversion in accordance with Article 4(B)(iii)(c) where the Conversion Date shall fall before the proposed Redemption Date.

(c)	The Company shall have the option on or after 29 July 2006, to redeem any or all of the Perpetual Convertible Shares which remain issued and outstanding at that time by giving to the holders of the remaining Perpetual Convertible Shares not less than 60 days’ prior notice in writing of the Redemption Date whereupon such holders shall be entitled to elect instead to convert such Perpetual Convertible Shares in accordance with Article 4(B)(iii) by serving a Notice of Conversion in accordance with Article 4(B)(iii)(c) where the Conversion Date shall fall before the proposed Redemption Date. In the case of a redemption of some only of the Perpetual Convertible Shares, the Company shall redeem a proportionate number of such Shares held by each holder thereof (provided that the Board may make such arrangements for dealing with fractions arising as they see fit).

(d)

Any notice given under sub-paragraph (b) or (c) above shall specify the Perpetual Convertible Shares to be redeemed, the Redemption Date and the place at which the certificates for such Perpetual Convertible Shares are to be presented for redemption and upon the Redemption Date each of the holders of the Perpetual Convertible Shares to be redeemed shall be bound to deliver to the Company at such place the certificates for such of the remaining Perpetual Convertible Shares as are referred to in the notice and are then held by him. Upon such delivery the Company shall pay to such holder the amount due to him in respect of such redemption. If any such certificate so delivered includes any Perpetual Convertible Shares not to be redeemed on the relevant redemption date, the Company shall issue to the holder, free of charge, a fresh certificate for such shares. Payments in respect of the amount due on redemption of Perpetual Convertible Shares and/or arrears and accruals of dividend shall be made by dollar cheque drawn on a bank in London or in

New York City, or upon the request of the holder or joint holders not later than the date specified for the purpose in the notice of redemption by transfer to a dollar account maintained by the payee with a bank in London or in New York City.

(e)	There shall be paid on each Perpetual Convertible Share so redeemed the amount paid up thereon together with a sum equal to all arrears and accruals of dividend to be calculated down to and including the Redemption Date and to be payable irrespective of whether or not such dividend has been earned or become due and payable.

(f)	As from the date fixed for redemption dividends shall cease to accrue on the shares to be redeemed except on any such share in respect of which, upon due presentation of the certificate therefor, payment of the money due at such redemption shall be refused.

(v)	Other provisions:

(a)	Save with the consent or sanction on the part of the holders of the Perpetual Convertible Shares as is required for a variation of the rights attached to such shares, the provisions of paragraphs (1) to (6) below shall apply while any Perpetual Convertible Shares remain capable of being converted into Ordinary Shares:-

(1)	The Conversion Rate shall be adjusted as deemed appropriate by the auditors of the Company upon the happening of any of the following:

(i)	the issue of shares for nil consideration to existing holders of Ordinary Shares (other than as an alternative to a cash dividend);

(ii)	the consolidation or sub-division of the Ordinary Shares; or

(iii)	the issue of rights or warrants to holders of Ordinary Shares by way of rights entitling them to subscribe for Ordinary Shares at below the lowest middle market closing price of an Ordinary Share as derived from the London Stock Exchange Daily Official List in the five dealing days preceding the date of announcement of the price of such rights or warrants.

(2)	If an offer is made to the holders of Ordinary Shares (or all such shareholders other than the offeror and/or any company controlled by the offeror and/or any persons acting in concert with the offeror) to acquire the whole or any part of the issued ordinary share capital of the Company or if any person proposes a scheme with regard to such acquisition, and the Company becomes aware that the right to cast more than fifty per cent. of the votes which may ordinarily be cast on a poll at a general meeting of the Company has or will become vested in the offeror and/or such companies or persons aforesaid, the Company shall give written notice to all holders of Perpetual Convertible Shares of such vesting within 14 days of its becoming so aware.

(3)	If the Company is placed in liquidation the Company shall forthwith give notice thereof in writing to all holders of Perpetual Convertible Shares and each holder of Perpetual Convertible Shares shall, in respect of all or any of his Perpetual Convertible Shares, be entitled, within six weeks after the date of the resolution for winding up the Company or (as the case may be) after the date of the Order of the Court for such winding up (either of such dates being referred to in this paragraph as the “Operative Date”), by notice in writing to the Company to elect to be treated as if his conversion rights had been exercisable and had been exercised immediately before the Operative Date on the basis of conversion as provided above and in that event he shall be entitled to be paid, in satisfaction of the amount due in respect of such of his Perpetual Convertible Shares as are to be treated as if converted, a sum equal to the amount to which he would have become entitled in such liquidation if he had been the holder of the Ordinary Shares to which he would have become entitled by virtue of such conversion, fractions being disregarded for this purpose, together with a sum equal to all arrears and accruals of dividend on such Perpetual Convertible Shares to be calculated down to and including the Operative Date. At the expiration of the said period of six weeks, any outstanding Perpetual Convertible Shares shall cease to be capable of conversion.

(4)	The Company shall not issue any shares ranking as regards income or capital of the Company in priority to the Perpetual Convertible Shares and no rights shall be granted which might require such issue.

(5)	The Company shall procure that at all times there shall be sufficient unissued Ordinary Share capital available for the purposes of satisfying the requirements of any Conversion Notice as may be delivered pursuant to paragraph (iii) above.

(6)	The Company shall send to each holder of the Perpetual Convertible Shares a copy of every document despatched to the holders of Ordinary Shares contemporaneously with such despatch.

(b)	Subject to sub-paragraph (c) below, the holders of the Perpetual Convertible Shares shall be entitled to attend and vote at a General Meeting of the Company and, upon any resolution proposed at such a General Meeting, on a show of hands every holder thereof who is present in person or (being a corporation) by a representative duly authorised under section 375 of the Act shall have one vote and on a poll every holder thereof who is present in person or by proxy or (being a corporation) by a representative shall have one vote in respect of every seven fully paid Ordinary Shares (disregarding fractions) to which the holder would be entitled under the provisions of paragraph (iii) above had his entire holding of Perpetual Convertible Shares been converted into Ordinary Shares at the Conversion Rate referred to in sub-paragraph (iii)(a)(as adjusted from time to time in accordance with the other provisions of this Article) on the third day prior to the meeting.

(c)

If two or more consecutive quarterly dividends on the Perpetual Convertible Shares are in arrear, upon any resolution proposed at a General Meeting, on a show of hands every holder thereof who is present in person or (being a corporation) by a representative duly authorised under section 375 of the Act shall have one vote and on a poll every holder thereof who is present in person or by proxy or (being a corporation) by a representative shall have one vote in respect of every fully paid Ordinary Share (disregarding fractions) to which the holder would be entitled under the provisions of paragraph (iii) above had his entire holding of Perpetual Convertible Shares been converted into Ordinary Shares at the Conversion Rate referred to in sub-paragraph (iii)(a) (as adjusted from time to time in accordance with the other provisions of this Article) on the third day prior to the meeting. Such voting rights will continue until such time as any arrears of dividend as described have been paid in full.

(C) The rights attaching to the Redeemable Convertible Shares are as follows:-

(i)	As regards income: the Redeemable Convertible Shares shall be entitled to be paid in priority to any payment of dividend on any other class of shares, except for the Perpetual Convertible Shares, with which the Redeemable Convertible Shares will rank pari passu, and for any other classes of shares issued on terms that they rank pari passu with the Redeemable Convertible Shares as to income, a fixed cumulative preferential dividend at a rate (exclusive of any tax credit available to the holders) per annum per Redeemable Convertible Share held to be fixed by the Board prior to issue, the record date for such dividends to occur, if and so far as in the opinion of the Board the profits of the Company justify such payments, quarterly on 14 February, 14 May, 14 August and 14 November (or, if any such date shall not be a business day, on the first business day following such date without any interest or payment in respect of such delay) in every year in respect of the three months ending on those dates and payment to be made as soon as reasonably possible thereafter, except that the record date for the first dividend shall be 14 August 1996 in respect of the period from the date of allotment of such shares to that date.

If any dividend on the Redeemable Convertible Shares has not been paid in accordance with this Article, then and unless and until such time as (a) all arrears of the dividend shall have been paid in full or a sum shall have been set aside for such payment in full on the next date on which the dividend shall become payable and (b) a sum shall have been set aside for payment in full on the next date on which such dividend shall become payable for the then current dividend period, the Company may not redeem or purchase any other share capital of the Company (other than the Perpetual Convertible Shares) which ranks pari passu with or after the Redeemable Convertible Shares as regards income and capital.

(ii)	As regards capital: on a return of assets on liquidation or otherwise, other than on redemption or repurchase of shares of any class, the assets of the Company available to shareholders shall be applied first in repaying to the holders of the Perpetual Convertible Shares and the Redeemable Convertible Shares and any other classes of shares issued on terms that they rank pari passu with the Redeemable Convertible Shares as to capital the capital paid up or credited as paid up thereon together with a sum equal to all arrears and accruals of dividend to be calculated down to the “relevant date” and to be payable irrespective of whether or not such dividend has become due and payable, in priority to any other class of shares.

The “relevant date” shall mean in the case of a return of assets on liquidation the commencement of the winding up and in any other case the date of the resolution of the Company which gives rise to the return of assets.

(iii)	As regards conversion:

The provisions of Article 4(B)(iii) shall apply mutatis mutandis.

(iv)	As regards redemption:

(a)	The provisions of Article 4(B)(iv)(a) shall apply mutatis mutandis.

(b)	The provisions of Article 4(B)(iv)(b) shall apply mutatis mutandis.

(c)	The Company shall, on the later to occur of (1) 26 August 2003, and (2) the date which is the tenth business day immediately following the date on which the last of the conditions to which the Special Resolution is subject has been satisfied, redeem all of the Redeemable Convertible Shares which remain issued and outstanding on that date (which date shall be the Redemption Date); and for the purposes of this Article 4(C)(iv)(c), the “Special Resolution” shall mean the special resolution proposed as resolution 1 at the extraordinary general meeting of the Company held at 3.00 pm on 11 August 2003, notice of which was set out on page 13 of the circular to members dated 4 July 2003.

(d)	The provisions of Article 4(B)(iv)(d) shall apply mutatis mutandis.

(e)	There shall be paid on each Redeemable Convertible Share so redeemed the amount of US $48.50 together with a sum equal to all arrears and accruals of dividend to be calculated down to and including the Redemption Date and to be payable irrespective of whether or not such dividend has been earned or become due and payable.

(f)	The provisions of Article 4(B)(iv)(f) shall apply mutatis mutandis.

(v)	The provisions of Article 4(B)(v) shall apply mutatis mutandis.

(D) The following rights as regards income shall attach to the Ordinary shares:

(i)

Subject to the rights attaching to the Perpetual Convertible Shares and the Redeemable Convertible Shares and to any other share or class of share, the holders of the Ordinary shares shall be entitled to be paid a fixed cumulative dividend per share of 8.39p (net) on 6 October 1997, 3.06p (net) on 30 March 1998, 8.39p (net) on 8 October 1998 and

3.06p (net) on 31 March 1999 (or, if any such date shall be a public holiday in England, on the first business day following such date).

(ii)	Paragraph (i) above shall not be construed as restricting the right of the Company to declare dividends pursuant to Article 137 or of the Board to pay interim dividends pursuant to Article 138 on the Ordinary shares over and above the dividends referred to in paragraph (i) above.

(iii)	Dividends shall not be paid pursuant to paragraph (i) above in the event that the Auditors certify that in their opinion either the dividends will not fall to be treated as foreign income dividends for United Kingdom tax purposes pursuant to the provisions of Schedule 7 to the Finance Act 1997 or that the cost of such dividends to the Company will be increased as a result of any change in tax law or practice after 22 August 1997.

SHARES

5. (A) Subject to the provisions of the Act relating to authority, pre-emption rights and otherwise, and to any resolution of the Company in general meeting passed pursuant thereto, the unissued shares in the capital of the Company for the time being including shares denominated in a foreign currency shall be under the control of the Board, which may allot, grant options over or otherwise dispose of them on such terms and at such times as the Board may think proper, PROVIDED THAT no shares shall be issued at a discount and save as permitted by section 101(2) of the Act shares shall not be allotted except as paid up at least as to one quarter of their nominal value and the whole of any premium thereon.

(B) The Company may at any time and from time to time pass an ordinary resolution referring to this Article and authorising the Directors to allot relevant securities (as defined for the purposes of section 80(2) of the Act) (which expression shall include relevant securities denominated in a foreign currency) and upon the passing of such an ordinary resolution:

(i)	the Directors shall thereupon and without further formality be generally and unconditionally authorised to allot relevant securities PROVIDED THAT the nominal amount of such securities where they are shares and, where such securities are not shares, the nominal amount of the shares in respect of which such securities confer the right to subscribe or convert, shall not exceed in aggregate, and shall be denominated in the same currency as, the nominal amount specified in such ordinary resolution; and

(ii)

any such authority shall (unless otherwise specified in such ordinary resolution or varied or abrogated by ordinary resolution passed at an intervening extraordinary general meeting) expire at the conclusion of the annual general meeting of the Company next following the passing of such ordinary resolution save that the Company shall be entitled before such expiry to make an offer or agreement which would or might require relevant securities to be allotted after such expiry and its Directors shall be entitled to allot relevant securities in pursuance of such offer or agreement as if such authority had not expired,

and all (if any) previous authorities under section 80 of the Act shall thenceforth cease to have effect.

6. The Company may at any time and from time to time resolve by a special resolution referring to this Article that the Directors be empowered to allot equity securities (as defined for the purposes of sections 89 to 96 of the Act) (which expression shall include equity securities denominated in a foreign currency) for cash and upon such special resolution being passed the Directors shall (subject to their being authorised to allot relevant securities in accordance with section 80 of the Act) thereupon and without further formality be empowered to allot (pursuant to any such authority) equity securities for cash as if section 89(1) of the Act did not apply to any such allotment, PROVIDED THAT such power shall be limited to:

(i)	the allotment of equity securities pursuant to Article 149 or in connection with a rights issue or other offer in favour of shareholders where the equity securities respectively attributable to the interests of all such shareholders are proportionate (as nearly as may be) to the respective value of shares held by them, the Directors having the right to make such exclusions or arrangements as the Directors shall deem necessary or expedient to deal with the laws of any territory or requirements of any recognised regulatory body or any stock exchange in any territory or in connection with fractional entitlements or record dates or as regards shares held by an approved depository or shares in issue in uncertificated or any other form; and

(ii)	the allotment (otherwise than pursuant to sub-paragraph (i) above) of equity securities having, in the case of relevant shares (as so defined), a nominal amount or, in the case of other equity securities, giving the right to subscribe for or convert into relevant shares having a nominal amount not exceeding in aggregate, and being denominated in the same currency as, the nominal amount specified in such special resolution, and such power shall (unless otherwise specified in such special resolution or varied or abrogated by special resolution passed at an intervening extraordinary general meeting) expire at the conclusion of the annual general meeting of the Company next following the passing of such special resolution save that the Company shall be entitled before such expiry to make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors shall be entitled to allot equity securities in pursuance of such offer or agreement as if such authority had not expired.

7. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, and subject to the provisions of the Statutes and of these Articles, any shares, whether denominated in sterling or in a foreign currency, may be issued with such preferential, deferred, qualified or other special rights, privileges or conditions, whether in regard to dividend, voting, return of capital or otherwise (including, but without prejudice to the generality of the foregoing, and subject to the provisions of the Statutes, shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holders) as the Company may from time to time in general meeting determine or, if the Company does not so determine, as the Board may determine.

8. The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Statutes. Any such commission or brokerage may be satisfied by the payment of cash in sterling or in a foreign currency or by the allotment of fully or partly paid shares denominated in sterling or in a foreign currency or partly in one way and partly in the other.

9. If two or more persons are registered as joint holders of any share any one of such persons may give effective receipts for any dividends or other monies payable in respect of such share, but such power shall not apply to the legal personal representatives of a deceased member.

10. The Company shall not be bound to register more than four persons as joint holders of any share.

11. Except as otherwise expressly provided by these Articles or as required by law or as ordered by a Court of competent jurisdiction, no person shall be recognised by the Company as holding any share on any trust, and the Company shall not be bound by or required to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any right whatsoever in respect of any share or any interest in any fractional part of a share other than an absolute right to the entirety thereof in the registered holder.

SHARE CERTIFICATES

12. Every member whose holding or any part thereof is in certificated form (other than a designated person or a holder of shares in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) shall be entitled, without payment, to receive within 14 days after allotment or lodgement of a transfer (unless the conditions of issue provide for a longer interval) one certificate for all such certificated shares of each class registered in his name, specifying the number, class and distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up thereon.

13. If and so long as all the issued shares in the capital of the Company or all the issued shares of a particular class are fully paid up and rank pari passu for all purposes, then none of those shares shall bear a distinguishing number. In all other cases each share shall bear a distinguishing number.

14. In the case of joint holders of shares in certificated form the Company shall not be bound to issue more than one certificate to all the joint holders, and delivery of such certificate to any one of them shall be sufficient delivery to all.

15. Where a member has transferred part only of the shares comprised in a certificate, the old certificate shall be cancelled and he shall be entitled without charge to a certificate for the balance of his shares.

16. Every certificate for shares or debentures or representing any other form of security of the Company shall in accordance with Article 132(A) be issued under the Seal, or an official seal kept by the Company by virtue of section 40 of the Act or, in the case of shares on a branch register, an official seal for use in the relevant territory but the Board may resolve, either pursuant to Article 132 (B) or otherwise, to dispose with the sealing of any such documents or any class or classes of such documents.

17. No certificate shall be issued representing shares of more than one class, or in respect of shares held by a designated person or a holder of shares in respect of which the Company is not required by law to complete and have ready a certificate.

18. (A) Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu.

(B) If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Board may, if it thinks fit, comply with such request.

(C) The Company may in its sole discretion charge to any member making a request pursuant to paragraphs (A) or (B) of this Article any out-of-pocket expenses incurred by it in complying with such request. Out-of-pocket expenses charged pursuant to this paragraph or paragraph (D) of this Article may be charged in sterling or, in respect of share certificates representing shares denominated in such foreign currency, in a foreign currency.

(D) If any share certificate shall be defaced, worn out, destroyed or lost, it may on request be renewed on such evidence being produced and such indemnity (if any) being given as the Board shall require, and on payment in the currency charged of any exceptional out-of-pocket expenses of the Company of investigating such evidence and (in the case of defacement or wearing out) on delivery up of the old certificate, but without any further charge.

(E) In the case of shares held jointly by several persons any such request mentioned in this Article may be made by any one of the joint holders.

UNCERTIFICATED SHARES

18A.	(A)	Pursuant and subject to the Uncertificated Securities Regulations, the Board may permit title to shares of any class to be evidenced otherwise than by a certificate and title to shares of such class to be transferred by means of a relevant system and may make arrangements for a class of shares (if it is in all respects identical) to become a participating class (being a class of shares which is for the time being a class of shares title to which is permitted by an Operator (as defined in the Uncertificated Securities Regulations) to be transferred by means of a relevant system). Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is for the time being a participating class.

	(B)	The Board may also, subject to compliance with the Uncertificated Securities Regulations and the rules of any relevant system, determine at any time that title to any class of shares may from a date specified by the Board no longer be evidenced otherwise than by a certificate or that title to such class shall cease to be transferred by means of any particular relevant system. For the avoidance of doubt, shares which are uncertificated shares shall not be treated as forming a class which is separate from certificated shares with the same rights.

(C)	In relation to a class of shares which is, for the time being a participating class and for so long as it remains a participating class, no provision of these Articles shall apply or have effect to the extent that it is inconsistent in any respect with:

(i)	the holding of shares of that class in uncertificated form;

(ii)	the transfer of title to shares of that class by means of a relevant system; and

(iii)	any provision of the Uncertificated Securities Regulations.

(D)	Shares of a class which is for the time being a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Uncertificated Securities Regulations and the rules of any relevant system (but otherwise in such manner as the Board may, in its absolute discretion, think fit), and the Board shall record on the register of members that the shares are held in certificated or uncertificated form as appropriate.

LIEN ON SHARES

19. The Company shall have a first and paramount lien on its shares (not being fully paid shares) to the extent and in the circumstances permitted by section 150 of the Act. The Company’s lien (if any) on a share shall extend to all amounts payable in respect of it whether such amounts are payable in sterling or in a foreign currency. The Board may waive any lien which has arisen and may resolve that any share shall be (or be issued on terms that it is) wholly or partially exempt from the provisions of this Article.

20. The Board may sell for sterling or, in respect of shares denominated in such foreign currency, for a foreign currency, in such manner as it may think fit, any shares subject to a lien, but no sale shall be made until such time as the sum in respect of which such lien exists is presently payable or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, and until a demand and notice in writing stating the amount due or specifying the liability or engagement and demanding payment or fulfilment or discharge thereof and giving notice of intention to sell in default shall have been served on such member or the persons (if any) entitled to the shares by reason of his death or bankruptcy, and default in payment, fulfilment or discharge shall have been made by him or them for seven days after service of such notice.

21. The net proceeds of any sale of shares subject to a lien, after payment of the costs, shall be applied in or towards satisfaction of the amount due to the Company, or of the liability or engagement (as the case may be), and any balance shall (subject to a like lien for any amount not presently payable as existed upon the shares prior to the sale) be paid to the member or the person (if any) entitled by reason of transmission of shares on death or bankruptcy to the shares so sold.

22. To give effect to any such sale as aforesaid, the Board may authorise a person to transfer the shares sold to, or in accordance with the directions of, the purchaser and may enter the transferee’s name in the Register as holder of the shares, and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

CALLS ON SHARES

23. Subject to the provisions of these Articles and to the terms of allotment of the shares, the Board may from time to time make such calls on the members in respect of all monies whether in sterling or in a foreign currency unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) as it may think fit, PROVIDED THAT at least seven days’ notice is given of each call. Each member shall be liable to pay the amount of every call so made on him to the persons, by the instalments (if any) and at the times and places and in the currency appointed by the Board. A call may be wholly or in part revoked or the time fixed for its payment postponed by the Board.

24. A call shall be deemed to have been made at the time when the resolution of the Board authorising such call was passed and may be made payable by instalments and, in respect of shares denominated in a foreign currency, in such foreign currency.

25. The joint holders of a share shall be jointly and severally liable for the payment of all calls and instalments in respect thereof.

26. If a call or instalment payable in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the said call or instalment is due shall pay interest in sterling or in a foreign currency, as the case may be, on the amount of the call or instalment from the day appointed for payment thereof to the time of actual payment at such rate not exceeding three per cent. per annum above the base rate for the time being of Barclays Bank PLC as the Board shall fix, or, in the case of a call denominated in a foreign currency, at a rate deemed appropriate by the Board with reference to the base rate of a leading bank in the country of that currency, but the Board may waive payment of such interest wholly or in part.

27. No member shall be entitled to receive any dividend or other payment or distribution or to be present and vote at any general meeting either personally or (save as proxy for another member) by proxy, or be reckoned in a quorum, or to exercise any other privilege as a member until he shall have paid all calls in the specified currency (or an equivalent amount in another currency designated by the Board and calculated by reference to a conversion rate deemed appropriate by the Board) for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

28. Any sum which by the terms of issue of a share is made payable upon allotment or at any fixed date, whether on account of the nominal amount of the share or by way of premium and whether in sterling or in a foreign currency, shall for all purposes of these Articles be deemed to be a call duly made and payable on the date fixed for payment, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum were a call duly made and notified.

29. The Board may on the issue of shares differentiate between the holders as to the amount of calls to be paid, the currency in which calls may be made and the times of payment of such calls.

30. The Board may, if it thinks fit, receive from any member willing to advance the same all or any part of the sums due on his shares beyond the sums actually called up thereon in the currency of denomination of such shares, and may pay or allow on the monies so paid in advance, or so much thereof as exceeds the amount for the time being called up on the shares in respect of which such advance has been made, such interest, in the currency of denomination of such shares, as may be agreed between it and such member, in addition to the dividend payable upon such part of the share in respect of which such advance has been made as is actually called up PROVIDED THAT no dividend shall be payable on so much of the monies paid up on a share as exceeds the amount for the time being called up thereon. The Board may at any time repay the amount so advanced, in the currency of the advance, on giving to such member not less than three months’ notice in writing of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the share in respect of which it was advanced.

TRANSFER OF SHARES

31. Subject to such of the restrictions contained in these Articles as may be applicable:

(i)	any member may transfer all or any of his certificated shares by instrument in writing in any usual or common form, or in such other form as the Board shall from time to time approve; and

(ii)	any member may transfer all or any of his uncertificated shares by means of a relevant system in accordance with and subject to the Uncertificated Securities Regulations and the rules of the relevant system.

The Board may at any time after the allotment of any share but before any person has been entered in the Register as the holder thereof recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board may think fit to impose.

32. Such instrument of transfer of a certificated share must (if so required by law) be duly stamped and be left at the Office, or at such other place as the Board may appoint, accompanied by the certificate for the shares to be transferred and/or such other evidence (if any) as the Board may require to prove the title of the intending transferor (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so).

33. Every instrument of transfer of a certificated share must be in respect of only one class of share.

34. The instrument of transfer of a certificated share shall be signed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.

35. In the case of a partly paid up share the instrument of transfer must also be signed by or on behalf of the transferee.

36. All instruments of transfer shall (except in case of fraud) be returned to the party presenting the same on the day of receipt or, should that not be a business day, on the first business day following receipt.

37. (A) The Board may only decline to register a transfer of an uncertificated share in the circumstances set out in the Uncertificated Securities Regulations and where, in the case of a transfer to joint holders, the number of joint holders to whom the uncertificated share is to be transferred exceeds four.

(B) The Board may, in its absolute discretion and without giving any reason, refuse to register a transfer of any certificated share:

(i)	to more than four joint holders; or

(ii)	where the share is not fully paid up provided that such action does not prevent dealings in the shares from taking place on an open and proper basis; or

(iii)	(not being a fully paid share) on which the Company has a lien.

38. If the Board shall refuse to register a transfer of any share, it shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of such refusal.

39. The registration of transfers of shares may be suspended at such times and for such periods as the Board may from time to time determine and either generally or in respect of any class of shares PROVIDED THAT such registration shall not be suspended for more than 30 days in any year.

40. No fee shall be charged:

(i)	for registration of a transfer; or

(ii)	on the registration of any probate, letters of administration, certificate of death or marriage, power of attorney, notice or other instrument relating to or affecting the title to any shares.

TRANSMISSION OF SHARES

41. In the case of the death of a member, the survivors or survivor, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his shares, but nothing herein contained shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share solely or jointly held by him.

42. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, on such evidence as to his title being produced as the Board may require (and, in the case of uncertificated shares, subject also to the facilities and requirements of the relevant system concerned), elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof.

43. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered, he shall testify his election by executing a transfer of such share to such person. All the provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer executed by such member.

44. A person entitled to a share in consequence of the death or bankruptcy of a member shall be entitled to receive, and may give a discharge for, any dividends or other monies payable in respect of the share, but he shall not be entitled in respect of it to receive notices of, or to attend or vote at meetings of the Company, or, save as aforesaid, to exercise any of the rights or privileges of a member unless and until he shall become a member in respect of the share. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within 60 days the Board may thereafter withhold payment of all dividends or other monies payable in respect of the share until the requirements of the notice have been complied with.

FORFEITURE OF SHARES

45. (A) If a member fails to pay the whole or any part in the specified currency (or an equivalent amount in another currency designated by the Board and calculated by reference to a conversion rate deemed appropriate by the Board) of any call or instalment of a call on or before the day appointed for the payment thereof, the Board may at any time thereafter, during such time as the call or instalment or any part thereof remains unpaid, serve a notice on him or on the person entitled to the share by reason of the member’s death or bankruptcy requiring payment in the specified currency (or an equivalent amount in another currency designated by the Board and calculated by reference to a conversion rate deemed appropriate by the Board) of such call or instalment or such part thereof as remains unpaid, together with interest at such rate not exceeding three per cent. per annum above the base rate for the time being of Barclays Bank PLC as the Board shall determine or, in the case of a payment due in a foreign currency, at a rate deemed appropriate by the Board with reference to the base rate of a leading bank in the country of that currency, and any expenses incurred by the Company by reason of such non-payment.

(B) The notice shall:

(i)	name a further day (not earlier than the expiration of seven days from the date of the notice) on or before which such call or instalment or part thereof and all interest and expenses that have accrued by reason of such non-payment are to be paid;

(ii)	name the place where the payment is to be made;

(iii)	state the currency in which payment is to be made, or, as the case may be, by reference to which payment in another currency is to be calculated; and

(iv)	state that, in the event of non-payment in the specified currency or of an equivalent amount in another currency designated by the Board and calculated by reference to a conversion rate deemed appropriate by the Board at or before the time and at the place appointed, the shares in respect of which such call was made or instalment was due will be liable to be forfeited.

(C) If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect. A forfeiture of shares shall include all dividends in respect of the shares not actually paid before the forfeiture, notwithstanding that they shall have been declared.

46. When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall forthwith be given to the holder of the share or to the person entitled to the share by reason of death or bankruptcy as the case may be, and an entry of such notice having been given and of the forfeiture with the date thereof shall forthwith be made in the Register in respect of such share; but the provisions of this paragraph are directory only, and no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or to make such entry as aforesaid.

47. Notwithstanding any such forfeiture as aforesaid, the Board may, at any time before the forfeited shares have been otherwise disposed of, annul the forfeiture, on the terms of payment of all calls and interest due thereon and all expenses incurred in respect of the share, or on the terms of compliance with the terms of any notice served under section 212 of the Act, as appropriate, and on such further terms (if any) as it shall see fit.

48. The Board may accept a surrender of any share liable to be forfeited hereunder.

49. Subject to the provisions of the Statutes, every share which shall be forfeited or surrendered shall thereupon become the property of the Company and may be sold for sterling or, in respect of shares denominated in such foreign currency, for a foreign currency, re-allotted or otherwise disposed of either to the person who was before forfeiture or surrender the holder thereof or entitled thereto or to any other person on such terms and in such manner as the Board shall think fit, and the Board may if necessary authorise a person to transfer the same to such other person as aforesaid.

50. A shareholder whose shares have been forfeited or surrendered shall cease to be a member in respect of them but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all calls made and not paid on such shares at the time of forfeiture or surrender, and interest thereon to the date of payment in the same manner in all respects as if the shares had not been forfeited or surrendered, and to satisfy all (if any) claims and demands which the Company might have enforced in respect of the shares at the time of forfeiture or surrender without any reduction or allowance for the value of the shares at the time of forfeiture or surrender.

51. The forfeiture or surrender of a share shall involve the extinction at the time of forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the share as between the shareholder whose share is forfeited or surrendered and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Statutes given or imposed in the case of past members.

52. A statutory declaration that the declarant is a Director or the Secretary and that a share has been duly forfeited or surrendered in pursuance of these Articles, and stating the date on which it was forfeited or surrendered, shall, as against all persons claiming to be entitled to the share adversely to the forfeiture or surrender thereof, be conclusive evidence of the facts therein stated and such declaration, together with the receipt of the Company for the consideration (if any) given for the share on the sale or disposition thereof and a certificate (if any) for the share delivered to the person to whom the same is sold or disposed of, shall constitute a good title to the share. Subject to the execution of any necessary transfer (in the case of a certificated share) or the making of such other arrangements consistent with the facilities and requirements of the relevant system concerned (in the case of an uncertificated share) such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition and shall not be bound to see to the application of the purchase money or other consideration (if any), nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture or surrender, sale, re-allotment or disposal of the share.

ALTERATION OF CAPITAL

53. (A) The Company may by ordinary resolution:

(i)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares (but, for the avoidance of doubt, denominated in the same currency as existing shares so consolidated);

(ii)	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

(iii)	sub-divide its shares or any of them into shares of smaller amount (but, for the avoidance of doubt, denominated in the same currency) than is fixed by the Memorandum of Association, subject nevertheless to the provisions of the Statutes, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights over, or may have such deferred rights or be subject to any such restrictions as compared with, the others as the Company has power to attach to unissued or new shares.

(B) Upon any consolidation of fully paid shares into shares of larger amounts, the Board may settle any difficulty which may arise as it thinks expedient and in particular (but without prejudice to the generality of the foregoing) may, as between the holders of shares to be consolidated, determine which particular shares are to be consolidated into each consolidated share and in the case of any share registered in the name of one holder or joint holders being consolidated with shares registered in the name of another holder or joint holders may make such arrangements as may be thought fit for the sale of the consolidated share or any fractions thereof for sterling or, in respect of shares denominated in such foreign currency, for a foreign currency and for such purpose may appoint some person to transfer the consolidated share to the purchaser and arrange either for the distribution among the persons entitled thereto of the net proceeds of such sale after deduction of the expenses of sale or (when such net proceeds in respect of any holding do not exceed £3 (or the foreign currency equivalent as determined by the Board) or such greater sum as may be permitted from time to time by the London Stock Exchange) for the payment of such net proceeds to the Company. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale. PROVIDED THAT the necessary unissued shares are available, the Board may alternatively, in each case where the number of shares held by any holder is not an exact multiple of the number of shares to be consolidated into a single share, issue to each such holder credited as fully paid up by way of capitalisation the minimum number of shares required to round up his holding to such a multiple (such issue being deemed to have been effected immediately prior to consolidation) and the amount required to pay up such shares shall be appropriated at its discretion from any of the sums standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve) or to the credit of profit and loss account and capitalised by applying the same in paying up such shares.

54. The Company may by special resolution reduce its share capital or any capital redemption reserve or share premium account in any manner authorised and subject to any conditions prescribed by the Statutes.

PURCHASE OF OWN SHARES

55. Subject to the provisions of the Statutes, the Company may purchase its own shares (including any redeemable shares) for sterling or, in respect of shares denominated in such foreign currency, for a foreign currency.

INCREASE OF CAPITAL

56. The Company may from time to time by ordinary resolution increase its share capital by the creation of new shares, such new capital to be of such amount and to be divided into shares of such respective amounts and to be denominated in such currency and to carry such special rights (if any) or to be subject to such restrictions (if any) as are referred to in Article 7, as the general meeting resolving on such increase may direct. Subject to any directions made by the Company when resolving on the increase of capital, any new shares shall, subject to the provisions of Article 5(A), be at the disposal of the Board and shall be considered as part of the original capital and shall be subject to the same provisions with reference to the payment of calls and the forfeiture of shares on non-payment of calls, transfer and transmission of shares, lien or otherwise as if they had been part of the original capital.

VARIATION OF CLASS RIGHTS

57. Whenever the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either with the consent in writing of the holders of three-fourths of the issued shares of the class or with the sanction of an extraordinary resolution passed at a separate meeting of such holders (but not otherwise). All the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply to every such separate general meeting except that the necessary quorum shall be two persons at least holding or representing by proxy one-third in nominal amount of the issued shares of the class or, at any adjourned meeting of such holders, the member or members who are present in person or by proxy, whatever his or their holdings and so that the holders of shares of the class shall, on a poll, have one vote in respect of every share of the class held by them respectively.

58. The special rights conferred upon the holders of any shares or class of shares shall, unless otherwise provided, be deemed to be varied by a reduction of capital paid up on the shares but shall not be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or subsequent thereto. The special rights conferred on the holders of Ordinary shares shall not be deemed to be varied by the creation or issue of any further shares ranking in priority thereto nor shall any consent in writing nor any sanction of the holders of Ordinary shares be required under the foregoing Article to any variation or abrogation effected by a resolution on which only the holders of Ordinary shares are entitled to vote.

GENERAL MEETINGS

59. The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year. Not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next. The annual general meeting shall be held at such time and place as the Board shall determine. All general meetings, other than annual general meetings, shall be called extraordinary general meetings.

60. The Board may call an extraordinary general meeting whenever it thinks fit, and extraordinary general meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by section 368 of the Act. In the case of an extraordinary general meeting called in pursuance of a requisition, unless such meeting shall have been called by the Board, no business other than that stated in the requisition as the objects of the meeting shall be transacted.

NOTICE OF GENERAL MEETINGS

61. In the case of an annual general meeting or of a meeting convened for the purpose of passing a special resolution or (save as provided by the Statutes) a resolution of which special notice has to be given, 21 clear days’ notice in writing at the least, and in any other case 14 clear days’ notice at the least, specifying the place, the day and the hour of meeting and in the case of special business the general nature of such business shall be given in the manner hereinafter mentioned to the Auditors and to such persons as are under the provisions of these Articles or in accordance with the Statutes entitled to receive notice of general meetings from the Company, but with the consent of all persons for the time being entitled as aforesaid, or of such proportion thereof as is prescribed by section 369(4) of the Act, a meeting may be convened on a shorter notice, and in such manner as such persons may approve. The accidental omission to give such notice to, or the non-receipt of such notice by, any such person shall not invalidate any resolution passed or proceeding at any such meeting. Every notice convening an annual general meeting of the Company shall describe the meeting as an annual general meeting.

62. (A) In every notice calling a general meeting of the Company there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and (on a poll) vote instead of him and that a proxy need not also be a member.

(B) Subject to any restrictions contained in or imposed pursuant to the Statutes or these Articles, every member shall be entitled to attend any general meeting, in person or by proxy. This entitlement shall be subject to any arrangements referred to in the remainder of this Article.

(C) In accordance with paragraph (B) above, the Board may make such arrangements, as it shall in its absolute discretion consider to be appropriate, for the purpose of regulating the level of attendance at any place specified for the holding of a general meeting or any adjournment of such a meeting, or to ensure the safety of people attending at any such place.

(D) The Board may require members or proxies seeking attendance at any general meeting to submit to such searches or other security arrangements as the Board considers appropriate. The Chairman or any duly appointed representative of the Company shall be entitled, in his absolute discretion and notwithstanding the provisions of Article 62(B), to refuse entry to, or eject from, a general meeting any member or proxy who does not submit to such searches or comply with such security arrangements.

63. In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

PROCEEDINGS AT GENERAL MEETINGS

64. All business that is transacted at an extraordinary general meeting shall be deemed special and all business that is transacted at an annual general meeting shall also be deemed special, with the exception of the declaration of a dividend, the consideration of the accounts and balance sheet, the reports of the Directors and the Auditors, and any other documents required to be annexed to the balance sheet, the election of Directors in place of those retiring, the re-appointment of the Auditors retiring and the fixing of the remuneration of the Directors and the Auditors, and the passing of resolutions pursuant to Articles 5 and 6.

65. (A) No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. For all purposes the quorum shall be not less than two members present in person or by proxy.

(B) If within 15 minutes (or within such longer time not exceeding one hour as the Chairman of the meeting may decide) from the time appointed for the holding of a general meeting a quorum is not present, the meeting if convened on the requisition of members shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such time and place as the Board may determine, and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the members present in person or by proxy shall be a quorum.

(C) If the Board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, it may postpone the general meeting to another date, time and place. When a meeting is so postponed, notice of the date, time and place of the postponed meeting shall be placed in at least two national newspapers in the United Kingdom. Notice of the business to be transacted at such postponed meeting shall not be required.

66. (A) The Chairman (if any) of the Board shall preside at every general meeting of the Company. If there be no such Chairman, or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding the same or he shall be unwilling to act as Chairman, the Deputy Chairman (if any) shall if present and willing to act preside at such meeting but if the Chairman and Deputy Chairman shall not be so present and willing to act the Directors present shall choose one of their number to act, or if there is only one Director present he shall be Chairman if willing to act. If there is no Director present and willing to act, the members present and entitled to vote shall choose one of their number to be Chairman of the meeting.

(B) The Chairman shall take such action as he thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting and the Chairman’s decision on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any matter is of such a nature.

67. The Chairman may, with the consent of any general meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time and from place to place as the meeting shall determine. The Chairman of the meeting may, at his sole discretion and without the requirement for the consent of the meeting, adjourn or otherwise make alternative appropriate arrangements for any general meeting at which in his opinion:

(i)	the venue arrangements cannot cater in an orderly fashion so as to enable the members present adequately to hear, speak and vote on the matters before the meeting;

(ii)	the conduct of persons present prevents or is likely to prevent the orderly continuation of business; or

(iii)	an adjournment is otherwise necessary so that the business of the meeting can be properly conducted.

Without prejudice to the generality of the foregoing, the Chairman of the meeting may in such circumstances direct that the meeting be held simultaneously in two or more venues connected for the duration of the meeting by audio or audio-visual links or in two or more consecutive sessions with the votes taken being aggregated or that it be adjourned to a later time on the same day or a later date at the same or any other venue. Whenever a meeting is adjourned for 14 days or more, seven clear days’ notice at the least, specifying the place, the day, and the hour of the adjourned meeting shall be given in the same manner as in the case of an original meeting, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

68. At any general meeting a resolution put to a vote of the meeting shall be decided on a show of hands, unless before or upon the declaration of the result of the show of hands a poll be demanded by:

(i)	the Chairman of the meeting; or

(ii)	at least five persons entitled to vote at the meeting; or

(iii)	a member or members representing one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(iv)	a member or members holding shares conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

69. The demand for a poll may be withdrawn. Unless a poll is duly demanded (and the demand is not withdrawn), a declaration by the Chairman of the meeting that a resolution has on a show of hands been carried, or carried unanimously or by a particular majority, or lost, or not carried by a particular majority, shall be conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

70. If:

(i)	any objection is raised to the qualification of any voter; or

(ii)	any votes have been counted which ought not to have been counted or which might have been rejected; or

(iii)	any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting on any resolution unless the same is raised or pointed out at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the Chairman decides that the same is of sufficient magnitude to vitiate the resolution or may otherwise have affected the decision of the meeting. The decision of the Chairman on such matters shall be final and conclusive.

71. If a poll be demanded in the manner aforesaid, it shall (subject as provided in Article 72) be taken in such manner (including the use of ballot or voting papers or tickets) and at such time and place, not being more than 28 days from the date of the meeting or adjourned meeting at which the poll was demanded, as the Chairman shall direct. No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

72. A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith.

73. In the case of an equality of votes, either on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll was demanded shall be entitled to a second or casting vote.

74. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business, other than the question on which a poll has been demanded.

VOTES OF MEMBERS

75. In the case of a resolution duly proposed as a special or extraordinary resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon unless the Chairman in his absolute discretion decides that it may be considered or voted upon. In the case of a resolution duly proposed as an ordinary resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon unless either at least forty eight hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice in writing of the terms of the amendment and intention to move the same has been lodged at the Office or the Chairman in his absolute discretion decides that it may be considered or voted upon.

76. The provisions of these Articles relating to general meetings shall apply, with necessary modifications, to any separate general meeting of the holders of shares of a class held otherwise than in connection with the variation or abrogation of the rights attached to shares of the class. For this purpose, a general meeting at which no holder of a share other than an Ordinary Share may, in his capacity as a member, attend or vote shall so constitute a separate general meeting of the holders of the Ordinary Shares.

77. Subject to the provisions of the Statutes, to any rights or restrictions for the time being attached to any class or classes of shares, and to any suspension or abrogation of voting rights pursuant to these Articles, on a show of hands every member who, being an individual, is present in person or, being a corporation, is present by a duly authorised representative who is not a member entitled to vote, shall have one vote, and on a poll every member who is present in person or by proxy or, if a corporation, by representative shall have one vote for each share of which he is the holder.

78. A member suffering from mental disorder, or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may, if so permitted by the Board in its absolute discretion, vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis or other person in the nature of a committee, receiver or curator bonis appointed by such court, PROVIDED THAT such evidence as the Board may require of the authority of the person claiming to vote shall have been deposited at the Office, or at such other place as is specified in accordance with these Articles for the lodgement of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting or for the taking of the poll at which it is desired to vote.

79. If two or more persons are jointly entitled to a share, then in voting on any question the vote of the senior who tenders the vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other registered holders of the share, and for this purpose seniority shall be determined by the order in which the names stand in the Register.

80. (A) No member shall, unless the Board otherwise determines, be entitled in respect of any share held by that member to vote at any general meeting either personally or by proxy or at any separate meeting of the holders of any class of shares or to exercise any other right conferred by membership in relation to any such meeting if any call or other sum presently payable by the member in respect of that share remains unpaid.

(B) If any member, or any other person appearing to be interested in any shares in the Company held by that member, has been duly served with a notice under section 212 of the Act (a “Section 212 Notice”) and is in default for the prescribed period in supplying to the Company the information thereby required, then at any time thereafter the Board may at its absolute discretion by notice to such member (a “direction notice”) direct:

(i)	that in respect of the shares in relation to which the default occurred (“default shares”, which expression shall include any further shares issued after the date of the Section 212 Notice in respect of the first-mentioned shares) such member shall not be entitled to vote at any general meeting either personally or by proxy or at any separate meeting of the holders of any class of shares or to exercise any other rights conferred by membership in relation to any such meeting; and/or

(ii)	if the default shares represent, at the date of the direction notice, 0.25 per cent or more of the issued shares of the relevant class of shares in the Company that:

(a)	any dividend (including shares issued in lieu of dividend) or part thereof on the default shares shall be retained by the Company until such time as the direction ceases to have effect (without any liability on the part of the Company to pay interest thereon) and that prior to such time the acceptance of an offer made by the Company under Article 149(B) in respect of any such dividend shall be of no effect; and/or

(b)	no transfer, other than an approved transfer, of any of the default shares shall be registered.

(C) The Company shall send a copy of the direction notice to each other person appearing to be interested in the relevant default shares the address of whom has been notified to the Company, but failure or omission by the Company to do so shall not invalidate such notice.

(D) Any direction notice shall have effect in relation to default shares in accordance with its terms but shall cease to have effect:

(i)	on the expiry of seven days after the Company has received in writing all information required in respect of those default shares by every Section 212 Notice served on the holder thereof and each other person appearing to be interested in such shares; or

(ii)	if such shares are transferred by means of an approved transfer; or

(iii)	if and to the extent that the Board so determines.

(E) Where any person appearing to be interested in any shares has been served with a Section 212 Notice and such shares are held by a recognised depository, the provisions of this Article shall be deemed to apply only to those shares held by the recognised depository in which such person appears to be interested and references to default shares shall be construed accordingly.

(F) Where the member on whom a Section 212 Notice has been served is a recognised depository, the obligations of the recognised depository acting in its capacity as such shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by the recognised depository pursuant to the arrangements entered into by the Company or approved by the Board pursuant to which it was appointed as a recognised depository.

(G) For the purposes of this Article:

(i)

a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under section 212 of the Act which names such person as being so interested or if the Company (after taking into account the said notification and any other notification under the Act or any relevant information otherwise available to the Company) knows or has reasonable cause to believe that the person in question is, or may be, interested in the shares, and references in this Article to persons interested in shares and to interests in shares shall be construed in accordance with section 212(5) of the Act;

(ii)	the prescribed period in respect of any shares is 28 days from the date of service of the Section 212 Notice in respect thereof, except where the shares to which such notice relates represent, at the date of the notice, 0.25 per cent. or more of the issued shares of the relevant class of shares in the Company in which case such period shall be 14 days;

(iii)	a transfer is an approved transfer if (but only if):

(a)	the transfer results from a sale made through a recognised investment exchange (as defined by the Financial Services Act 1986) or any stock exchange outside the United Kingdom on which the Company’s shares (or rights in respect of those shares) are normally traded; or

(b)	it is a transfer of shares to an offeror by way of acceptance of or in pursuance of a take-over offer (within the meaning of section 428 of the Act) for the Company; or

(c)	the transfer is made pursuant to a sale to a party who is not connected with the holder thereof or with any other person appearing to be interested in such shares prior to such transfer (being a party which itself is not the holder of any shares in the Company in respect of which a direction notice is then in force or a person appearing to be interested in any such shares) and the transferor or any other person interested in such first-mentioned shares will not following such transfer have any interest in such shares;

(iv)	a recognised depository is a custodian or other person appointed under arrangements entered into with the Company or otherwise approved by the Board whereby such custodian or other person holds or is interested in, directly or indirectly through a nominee, shares of the Company or rights or interests in respect thereof and issues securities or other documents of title, or maintains accounts, evidencing or recording the entitlement of the holders thereof, or account holders, to or to receive such shares, rights or interests, provided and to the extent that such arrangements have been approved by the Board for the purposes of this Article and shall include, where so approved by the Board, the trustees (acting in their capacity as such) of any employees’ share schemes established by the Company;

(v)	a reference to a person being in default in supplying to the Company the information required by a Section 212 Notice includes a reference to his having failed or refused to give all or any part of it and also includes a reference to his having given information which he knows to be false in a material respect or having recklessly given information which is false in a material respect.

(H) None of the provisions contained in this Article shall in any way limit or restrict the rights of the Company under sections 212 and 216 of the Act or any order made by the court under section 216 of the Act nor shall any sanction imposed by the Board pursuant to this Article cease to have effect, otherwise than as provided in this Article, unless it is so ordered by the court.

81. On a poll:

(i)	votes may be given either personally or by proxy (a proxy not being entitled to vote except on a poll); and

(ii)	a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

82. Any person (whether a member of the Company or not) may be appointed to act as a proxy. A member may appoint two or more persons as proxies in the alternative but if he shall do so only one of such proxies may attend as such and vote instead of such member on any one occasion.

83. An instrument appointing a proxy:

(A) shall:

(i)	be in writing under the hand of the appointor or of his attorney duly authorised in writing, or if such appointor is a corporation, either under its common seal or under the hand of some officer or attorney duly authorised in that behalf;

(ii)	be deemed to include the power to demand or to concur in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit but shall not confer any further right to speak at the meeting except with the permission of the Chairman; and

(iii)	unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates;

(B) may be in any common form or in such other form as the Board shall approve PROVIDED THAT it shall be so worded as to enable the proxy to vote either for or against the resolutions to be proposed at the meeting at which the proxy is to be used; and

(C) need not be witnessed.

84. (A) The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified or office copy of such power or authority or a copy of such power certified in accordance with the Powers of Attorney Act 1971, shall be deposited at the Office, or at such other place in the United Kingdom as is specified in the notice of meeting or in the instrument of proxy issued by the Company, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 48 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall be invalid save that in the case of a proxy appointed by a corporation the Board shall have a discretion to accept such proxy’s vote notwithstanding the fact that the relevant appointment documentation has not been deposited at the Office as required by this Article. No instrument appointing a proxy shall be valid after the expiration of 12 months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within 12 months from such date. An instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates.

(B) When two or more valid but differing instruments of proxy are delivered within the appropriate time period in respect of the same share for use at the same meeting, the one which is last delivered (regardless of its date or the date of its execution) shall be treated as replacing and revoking the others as regards that share. If the Company is unable to determine which was last delivered, none of them shall be treated as valid in respect of that share.

(C) Any instrument appointing a proxy may be delivered by facsimile transmitted to the Office or such other place as is specified in the notice of meeting or the instrument of proxy issued by the Company provided that:

(i)	the facsimile is actually received (whether or not it appears to the sender to have been received) at the aforementioned place not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll, not less than 48 hours before the time appointed for the taking of the poll;

(ii)	the Chairman of the meeting or the Secretary or any other person authorised by the Board for the purpose determines in his sole discretion (such determination to be conclusive) that such facsimile has been transmitted in an acceptable manner including a determination that such facsimile is complete and is in a clear and legible form; and

(iii)	the original instrument appointing the proxy and (if required by the Board) any authority under which it is executed or a copy of the authority, certified notarially or in some other manner approved by the Board, is delivered to the Office or such other place as aforesaid not less than one hour before the time appointed for holding the meeting or adjourned meeting.

(D) No regard shall be had to any instrument of proxy delivered by facsimile in respect of which the provisions of this Article are not complied with. The provisions of Article 84(B) shall apply equally to proxies delivered by facsimile.

85. Proxy forms shall be sent by the Company to all persons entitled to notice of and to attend and vote at any meeting, and such proxy forms shall provide for two-way voting on all resolutions to be proposed at that meeting, other than resolutions relating to the procedure of the meeting, and shall contain such other provisions as the London Stock Exchange, may from time to time approve or require.

86. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or mental disorder of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the share in respect of which the instrument of proxy is given, PROVIDED THAT no intimation in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Office, or at such other place as is referred to in

Article 84, at least one hour before the commencement of the meeting or adjourned meeting or the taking of the poll at which the instrument of proxy is used.

CORPORATIONS ACTING BY REPRESENTATIVES

87. Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company, or at any meeting of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

DIRECTORS

88. The number of Directors shall not be less than two and shall not be more than fifteen.

89. The shareholding qualification of a Director shall be for such Director to have an interest, which is required to be disclosed to the Company in accordance with Section 324 (as extended by Section 328) of the Act, in at least 5,000 Ordinary shares (the “qualification shares”).

90. (A) The ordinary remuneration of the Directors (other than a Managing Director or an Executive Director appointed under these Articles) shall be an aggregate amount not exceeding £250,000 per annum as the Board (or for the avoidance of doubt any duly authorised committee of the Board) shall from time to time determine or such greater amount as the Company may, upon the recommendation of the Board, from time to time by ordinary resolution determine, to be divided among them in such proportion and manner as the Directors may determine or, failing agreement, equally. Subject as aforesaid, any Director holding office for less than the whole of the relevant period in respect of which the remuneration is paid shall only be entitled to a sum in proportion to the time during such period for which he has held office. A Director may also be paid out of the funds of the Company all expenses incurred by him in obtaining professional advice in connection with the affairs of the Company or the discharge of his duties as a Director.

(B) The Directors shall also be entitled to be repaid all travelling, hotel and other expenses necessarily incurred by them respectively in or about the performance of their duties as Directors, including their expenses of travelling to and from Board meetings, Committee meetings or general meetings or class meetings or otherwise incurred while engaged on the business of the Company.

91. If by arrangement with the Board any Director shall perform or render any special duties or services outside his ordinary duties as a Director, the Board (or for the avoidance of doubt any duly authorised committee of the Board) may award him special remuneration, in addition to any fees or ordinary remuneration. Such special remuneration may be awarded by way of a lump sum or salary or commission or participation in profits or otherwise as may be arranged, and shall be charged as part of the Company’s ordinary working expenses.

MANAGING DIRECTOR AND OTHER APPOINTMENTS

92. The Board may from time to time appoint any one or more of its body to the office of Managing Director and/or such other office in the management of the business of the Company or place of profit under the Company, except that of the Auditors, as it may decide for such period (subject to the provisions of section 319 of the Act) and on such terms as it thinks fit, and may vest in such Managing Director or such other officer (herein referred to as an “Executive Director”) such of the powers hereby vested in the Board as it may think fit, and such powers may be made exercisable for such period or periods, and on such conditions and subject to such restrictions, and generally on such terms as to remuneration and otherwise, as it may determine. The remuneration of a Managing Director or Executive Director may be made payable by way of salary or commission or participation in profits, or by any or all of those modes, or otherwise as may be thought expedient and it may be made a term of his appointment that he shall receive a pension, gratuity or other benefit on his retirement.

93. A Managing Director or Executive Director shall be subject to retirement by rotation and he shall be subject to the same provisions as to removal as the other Directors of the Company. He shall, subject to the provisions of any contract between him and the Company, ipso facto and immediately cease to be Managing Director or Executive Director if he shall cease to hold the office of Director for any cause.

94. The Board shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors. Any Director so appointed shall hold office only until the conclusion of the next following annual general meeting, and shall then be eligible for re-election.

95. The Company may by ordinary resolution appoint another person in place of a Director removed from office under Article 104 and without prejudice to the powers of the Directors under Article 94, the Company in general meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director. A person appointed in place of a Director so removed or to fill such a vacancy shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

96. A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any general meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

ALTERNATE DIRECTORS

97. (A) Each Director shall have the power to nominate any other Director or any person approved for that purpose by resolution of the Board to act as alternate Director at meetings of the Board in his place during his absence and, at his discretion, to revoke such nomination.

(B) Any appointment or removal of an alternate Director shall be effected by an instrument in writing delivered at the Office and signed by the appointor.

(C) An alternate Director shall (except when absent from the United Kingdom) be entitled to receive notice of meetings of the Board and of any committee of the Board of which the appointor is a member and to attend and to vote at any such meeting and to perform thereat all the functions of his appointor. An alternate Director shall have one vote for each Director whom he represents, in addition to his own vote if he is a Director, but he shall not be counted more than once in the quorum. If his appointor is for the time being absent from the United Kingdom or otherwise not available the appointee’s signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him.

(D) An alternate Director shall be entitled to contract and to be interested in and to benefit from contracts or arrangements with the Company and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director, but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

(E) An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director, PROVIDED THAT if any Director retires by rotation or otherwise but is re-elected at the same meeting, any appointment made by him pursuant to this Article which was in force immediately before his retirement shall remain in force.

ASSOCIATE DIRECTORS

98. (A) The Board may from time to time appoint any manager or other officer or person in the employment of any company in the Group for the time being to be an Associate Director of the Company.

(B) The appointment of a person to be an Associate Director shall not, save as otherwise agreed between him and the Company or the subsidiary (if any) in whose service he may be, affect the terms and conditions of his employment by the Company or by any such subsidiary, whether as regards duties, remuneration, pension or otherwise, and his office as an Associate Director shall be vacated in the event of his resigning from employment or being removed from office by a resolution of the Board.

(C) The appointment, removal and remuneration of an Associate Director shall be determined by the Board with full powers to make such arrangements as the Board may think fit, and the Board shall have the right to enter into any contract on behalf of the Company or to transact any business of any description without the knowledge or approval of any Associate Director, except that no act shall be done that would impose any personal liability on any or all of the Associate Directors except with his or their knowledge and consent.

(D) In calculating the number to form a quorum at any meeting of the Board any Associate Director shall not be counted.

(E) An Associate Director shall not be entitled to receive notice of or to vote at a meeting of the Board or (except when expressly invited by the Board to do so) to attend a meeting of the Board. He shall not require any share qualification and shall not be deemed to be a Director for the purposes of the Statutes or these Articles.

ROTATION AND REMOVAL OF DIRECTORS

99. At each annual general meeting of the Company one-third of the Directors for the time being or, if their number is not three or a multiple of three, then the number nearest to but not less than one third, shall retire from office. Where the number of Directors is less than three, one Director shall retire from office. A Director appointed either to fill a casual vacancy or as an addition to the existing Directors and retiring pursuant to Article 94 shall not for the purpose of this Article be taken into account in determining the number of Directors to retire by rotation at the meeting. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

100. Unless and until otherwise determined by the Company by ordinary resolution, either generally or in any particular case, no Director shall vacate or be required to vacate his office as a Director on or by reason of his attaining or having attained the age of 70, and any Director retiring or liable to retire under the provisions of these Articles and any person proposed to be appointed a Director shall be capable of being re-appointed or appointed, as the case may be, as a Director notwithstanding that at the time of such re-appointment or appointment he has attained the age of 70 and no special notice need be given of any resolution for the re-appointment or appointment or approving the appointment as a Director of a person who shall have attained the age of 70.

101. The Directors to retire in each year shall be those who have been longest in office since their last election, but as between persons who became or were last re-elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election.

102. The Company at the meeting at which a Director retires in the manner aforesaid may fill the vacated office by electing a person thereto, and in default the retiring Director shall, if offering himself for re-election, be deemed to have been re-elected except in any of the following cases:

(i)	at such meeting it is expressly resolved not to fill such vacated office or a resolution for the re-election of such Director is put to the meeting and lost; or

(ii)	such Director has given notice in writing to the Company that he is unwilling to be re-elected; or

(iii)	such Director has attained any retiring age applicable to him as Director, in which case he must expressly stand for re-election.

103. No person other than a Director retiring at the meeting shall, unless recommended by the Board, be eligible for election to the office of Director at any general meeting unless not less than seven nor more than 21 days before the date appointed for the meeting there shall have been left at the Office notice in writing signed by a member duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election, and also notice in writing signed by that person of his willingness to be elected.

104. The Company may by ordinary resolution, of which special notice has been given in accordance with section 379 of the Act, remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim which such Director may have for damages for breach of any contract of service between him and the Company.

105. Subject as herein otherwise provided, the office of a Director shall be vacated if:

(i)	a receiving order is made against him or he makes any arrangement or composition with his creditors generally; or

(ii)	he absents himself from the meetings of the Board during a continuous period of six months without special leave of absence from the Board, and the Board passes a resolution that he has by reason of such absence vacated his office; or

(iii)	he is prohibited from being a Director by any order made under any provision of the Statutes or he becomes prohibited by law from being a Director; or

(iv)	in England or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs; or

(v) by notice in writing given to the Company he resigns his office; or

(vi)	by the unanimous vote of not less than three-quarters of his co-Directors it is resolved that he be removed from office as a Director; or

(vii)	he is removed from office under section 303 of the Act or pursuant to Article 104; or

(viii) he ceases to hold the qualification shares as required by Article 89,

but any act done in good faith by a Director whose office is vacated as aforesaid shall be valid unless, prior to the doing of such act, written notice shall have been served upon the Company or an entry shall have been made in the Directors’ minute book stating that such Director has ceased to be a Director of the Company.

DIRECTORS CONTRACTING WITH THE COMPANY

106. (A) Subject to the provisions of the Statutes:

(i)	no Director or intending Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise;

(ii)	no contract or arrangement entered into on behalf of the Company in which any Director is in any way directly or indirectly interested shall be liable to be avoided;

(iii)	no Director so contracting or being so interested shall be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office, or of the fiduciary relationship thereby established,

PROVIDED THAT the nature of this interest has been declared by him at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement, then at the next meeting of the Board held after he became so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made, then at the first meeting of the Board held after he becomes so interested.

(B) For the purposes of this Article:

(i)	general notice in writing given to the Board by any Director to the effect that he is a member of any specified company or firm, and is to be regarded as interested in any contract which may thereafter be made with such company or firm, shall (if such Director shall give the same at a meeting of the Board or shall take reasonable steps to ensure that the same is brought up and read at the next meeting of the Board after it is given) be deemed a sufficient declaration of interest in relation to any contract so made;

(ii)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

107. Save as hereinafter in these Articles provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the Company. A Director shall not be counted in the quorum of a meeting in relation to any resolution on which he is debarred from voting.

108. A Director shall (in the absence of a material interest other than those indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

(i)	the giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(ii)	the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(iii)	any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

(iv)	any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, PROVIDED THAT he is not interested (as that term is used in sections 198 to 211 of the Act) in one per cent. or more of any class of the equity share capital of such company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all the circumstances);

(v)	any proposal concerning the adoption, modification or operation of a superannuation fund or retirement, death or disability benefits scheme under which the employees of the Company or any of its subsidiary undertakings benefit but which does not award him any privilege or benefit not generally awarded to the employees to whom such scheme relates and which has been approved by or is subject to and conditional upon approval by the Board of Inland Revenue for taxation purposes;

(vi)	any proposal relating to any arrangement for the benefit of employees under which he benefits or may benefit in a similar manner as the employees and which does not accord to him as a Director any privilege or advantage not generally accorded to the employees to whom the arrangement relates; or

(vii)	subject to the Statutes, any proposal concerning the purchase and/or maintenance of any insurance policy under which a Director may benefit.

109. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately. In such case each of the Directors concerned (if not debarred from voting under the proviso to sub-paragraph (iv) of Article 108) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

110. If any question shall arise at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall (unless the Director in question is the chairman in which case he shall withdraw from the meeting and the Board shall elect a deputy chairman to consider the question in place of the Chairman) be referred to the chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive, except in a case where the nature or extent of the interest of the Director concerned has not been fairly disclosed.

111. For the purposes of these Articles, an interest of any person who is for any purpose of the Act (excluding any statutory modification thereof not in force when these Articles became binding on the Company) connected with a Director shall be taken to be the interest of that Director, and, in relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate Director without prejudice to any interest which the alternate Director has otherwise.

112. Any Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to a remuneration for professional services as if he were not a Director PROVIDED THAT nothing herein contained shall authorise a Director or his firm to act as the Auditors.

113. Any Director may continue to be or become a director of, or hold any other office or place of profit under, any other company in which the Company may be interested, and no such Director shall be accountable for any remuneration, salary, commission, participation in profits, pension, superannuation or other benefits received by him as a director of, or holder of any other office or place of profit under, or member of, any such other company. The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner in all respects as it may think fit (including the exercise thereof in favour of any resolution appointing the Directors or any of them directors of such company, or voting or providing for the payment of remuneration to the directors of such company).

POWERS OF DIRECTORS

114. The business of the Company shall be managed by the Board, which may exercise all such powers of the Company and do on behalf of the Company all such acts as may be exercised and done by the Company and as are not by the Statutes or by these Articles required to be exercised or done by the Company in general meeting, subject nevertheless to the provisions of the Statutes and of these Articles and to such regulations (not being inconsistent with such aforesaid provisions) as may be prescribed by the Company in general meeting, but no regulation made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

115. The Board may at any time and from time to time and by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

116. The Board may establish any committees, local boards or agencies for managing any of the affairs of the Company either in the United Kingdom or elsewhere, and may appoint any persons to be members of such committees, local boards or agencies and may delegate to any committee, local board, or agent any of the powers, authorities and discretions vested in the Board (including without limitation the power to authorise ordinary or special remuneration), with power to sub-delegate, and may authorise the members of any local board, or any of them, to fill any vacancies, and any such appointment or delegation may be on such terms and subject to such conditions as the Board may think fit. The Board may remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

117. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed (as the case may be) in such manner as the Board shall from time to time by resolution determine.

BORROWING POWERS OF DIRECTORS

118. (A) Subject as hereinafter provided and subject to the Statutes, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present or future) and uncalled capital or any part thereof and (subject to section 80 of the Act) to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

(B) The Board shall restrict the borrowings of the Company and exercise all voting and other rights, powers of control or rights of influence exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (so far, as regards subsidiary undertakings, as by such exercise they can secure) that the aggregate amount for the time being remaining outstanding of all monies borrowed by the Group and for the time being owing to persons outside the Group less the aggregate amount of Cash (as hereinafter defined) shall not at any time without the previous sanction of the Company in general meeting exceed an amount equal to one and a half times the Adjusted Capital and Reserves (as hereinafter defined).

(C) For the purpose of this Article:-

(i)	“Group” means the Company and its subsidiary undertakings for the time being;

(ii)	“Auditors” if at any time the Company has joint auditors, means any of the joint auditors;

(iii)	“Adjusted Capital and Reserves” shall mean at any material time a sum equal to the aggregate amount paid up (or credited as paid up) on the issued or allotted share capital of the Company and the net amount standing to the credit of the consolidated capital and revenue reserves (including any share premium account, capital redemption reserve and profit and loss account but after deducting any debit balance on profit and loss account) of the Company and its subsidiary undertakings included in the consolidation all as shown in the audited Balance Sheet but after:

(a)	adding back the amount set aside for deferred taxation;

(b)	making such adjustments as may be appropriate in respect of any variation in the amount of such paid up share capital or share premium account subsequent to the date of the audited Balance Sheet and so that for this purpose if any issue or proposed issue by the Company for cash of (i) shares or (ii) loan stock which is mandatorily convertible into shares within six months of issue (hereinafter referred to as “short term loan stock”) has been underwritten then such shares or loan stock shall be deemed to have been issued and the amount (including any premium) of the subscription monies payable in respect thereof (not being monies payable later than six months after the date of allotment) shall to the extent so underwritten be deemed to be paid up share capital on the date when the issue of such shares or short term loan stock (as the case may be) was underwritten (or, if such underwriting was conditional, on the date when it became unconditional) and such short term loan stock shall be deemed to be paid up share capital when it is issued;

(c)	making such adjustments as may be appropriate in respect of any distribution declared, recommended or made by the

Company or its subsidiary undertakings (to the extent not attributable directly or indirectly to the Company) out of profits earned up to and including the date of the audited Balance Sheet to the extent that such distribution is not provided for in such balance sheet;

(d)	making such adjustments as may be appropriate in respect of any material variation in the interests of the Company in its subsidiary undertakings (including a variation whereby an undertaking becomes or ceases to be a subsidiary undertaking) since the date of the audited Balance Sheet;

(e)	if the calculation is required for the purposes of or in connection with a transaction under or in connection with which any undertaking is to become or cease to be a subsidiary undertaking of the Company, making all such adjustments as would be appropriate if such transaction had been carried into effect;

(f)	excluding minority interests in subsidiary undertakings to the extent not already excluded;

(g)	adding back sums equivalent to the amount of goodwill arising on acquisitions (whether before or after the date of adoption of these Articles) of companies and businesses remaining within the Group at the date of calculation and which at that date have been written off against reserves in accordance with United Kingdom generally accepted accounting principles;

(iv)	“monies borrowed” shall be deemed to include (to the extent that the same would not otherwise fall to be taken into account):

(a)	the principal amount of all debentures allotted or issued (whether or not for cash) by any member of the Group which are not for the time being beneficially owned by a company within the Group;

(b)	the outstanding amount of acceptances (not being acceptances of trade bills in respect of the purchase or sale of goods in the ordinary course of trading) by any member of the Group or by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any member of the Group;

(c)	the nominal amount of any allotted or issued and paid up share capital (other than equity share capital) of any subsidiary undertaking which is a body corporate of the Company not for the time being beneficially owned by other members of the Group;

(d)	the nominal amount of any other allotted or issued and paid up share capital and the principal amount of any other debentures or other borrowed monies (not being shares or debentures which or borrowed monies the indebtedness in respect of which is for the time being beneficially owned within the Group) the redemption or repayment whereof is guaranteed (or is the subject of an indemnity granted) by any member of the Group;

(e)	the minority proportion of monies borrowed and owing to a partly owned subsidiary undertaking by another member of the Group;

(f)	any fixed amount in respect of a hire purchase agreement or of a finance lease payable by any member of the Group which is to be treated as a liability in accordance with United Kingdom generally accepted accounting principles;

(g)	the principal amount of any book debts of any member of the Group which have been sold or agreed to be sold, to the extent that any member of the Group is for the time being liable to indemnify or reimburse the purchaser in respect of any non-payment in respect of such book debts;

but shall be deemed not to include:

(h)	an amount equal to the monies borrowed or raised by a company which becomes a subsidiary undertaking and outstanding on the date on which it becomes a subsidiary undertaking but only for the period of six months from the date it so becomes a subsidiary undertaking;

(i)	monies borrowed from bankers or others for the purpose of financing any contract up to an amount not exceeding that part of the price receivable under such contract which is guaranteed or insured by any federal or state agency or governmental body, or any institution carrying on a similar business or performing a similar function in any part of the world;

(j)	the minority proportion of monies borrowed by a partly owned subsidiary undertaking and not owing to another member of the Group;

(k)	the amount of any short term loan stock deemed to be paid up share capital pursuant to (b) above;

(l)	monies borrowed for the purpose of repaying (with or without premium) within six months in whole or in part any other monies borrowed either by the borrowing company or any other member of the Group which are for the time being outstanding, pending their application for that purpose within that period;

and so that:

(m)	no amount shall be taken into account more than once in the same calculation but subject thereto (a) to (l) of this paragraph (iv) above shall be read cumulatively; and

(n)	in determining the amount of any debentures or other monies borrowed or of any share capital for the purpose of this paragraph (iv) there shall be taken into account the nominal or principal amount thereof (or, in the case of partly paid debentures or shares, the amount for the time being paid up thereon) together with any fixed or minimum premium payable on final redemption or repayment PROVIDED THAT if monies are borrowed or shares are issued on terms that they may be repayable or redeemable (or that any member of the Group may be required to purchase them) earlier than their final maturity date (whether by exercise of an option on the part of the issuer or the creditor or a trustee for the creditor or the shareholder, by reason of a default or for any other reason) at a premium or discount to their nominal or principal amount, then there shall be taken into account the amount which would, in accordance with United Kingdom generally accepted accounting principles, be regarded as payable on repayment, redemption or purchase of such debentures, monies borrowed or share capital as at the date of the audited Balance Sheet;

(v)	in relation to a partly owned subsidiary undertaking the “minority proportion” is a proportion equal to the proportion of its issued equity share capital which is not attributable to the Company;

(vi)	“Cash” means the aggregate of:

(a)	cash of the Group as would be included in the audited Balance Sheet;

(b)	to the extent not already included by virtue of (a) above, sums standing to the credit of any current or other account of any member of the Group with banks or similar institutions in the United Kingdom or elsewhere to the extent that remittance of the same to the United Kingdom is not prohibited by any law, regulation, treaty or official directive or, where remittance of the same to the United Kingdom is so prohibited, to the extent that the same may be set off against or act as security for any monies borrowed;

(c)	to the extent not already included by virtue of (a) and (b) above, any other financial asset of the Group which would be included in the audited Balance Sheet which, in the opinion of the Auditors, is equivalent to Cash;

less, in the case of a partly owned subsidiary undertaking, a proportion thereof equal to the minority proportion.

(D) For the purpose of determining whether the limit imposed by this Article has been exceeded on any particular day, the share capital and reserves of the Group denominated in and the principal amount of any borrowing and Cash expressed in or calculated by reference to a foreign currency shall be translated for the purpose of calculating the sterling equivalent:

(i)	with the exception of Excepted Foreign Currency Monies Borrowed (as hereinafter defined), at the rate of exchange prevailing on that day in London (and so that for this purpose the rate of exchange will be taken as the middle market rate as at approximately 11.00 am on the relevant day or if such day is not a business day, the preceding day which is a business day);

(ii)	in the case of any Excepted Foreign Currency Monies Borrowed at the rate of exchange which would be applicable to such monies borrowed upon their repayment to the extent that such rate of exchange is specified under any Exchange Cover Scheme (as hereinafter defined) in connection with such monies borrowed PROVIDED THAT where it is not possible to determine the rate of exchange applicable at the time of repayment of any such Excepted Foreign Currency Monies Borrowed such monies borrowed shall be converted into sterling under the terms of the applicable Exchange Cover Scheme on such basis as may be agreed or determined by the Auditors, or, if this is considered to be impracticable by the Auditors, in accordance with the provisions of (i) above,

PROVIDED THAT if such limit is thereafter exceeded as a consequence only of any changes in exchange rates there shall be deemed to have been no breach of this Article unless and until such limit shall, by reason only of such changes, have been continuously exceeded for a period of 182 days from the time when such breach came to the notice of the Company.

For the purposes of this paragraph (D): “Excepted Foreign Currency Monies Borrowed” means those monies borrowed denominated or repayable in a currency other than sterling which have the benefit of an Exchange Cover Scheme; and “Exchange Cover Scheme” means any exchange cover scheme, forward currency contract or currency option or other arrangement taken out to reduce the risks associated with fluctuations in exchange rates and which has the effect of limiting exposure to fluctuations in exchange rates.

(E) The determination of the Auditors as to the amount of the Adjusted Capital and Reserves or as to the aggregate amount of monies borrowed falling to be taken into account for the purposes of compliance with the limit imposed by this Article or as to whether the limit imposed has not been or will not be exceeded at any time shall be conclusive and binding on all concerned and for the purposes of their computation the Auditors may at their discretion make such further or other adjustments (if any) as they think fit. Nevertheless the Board may act in reliance on a bona fide estimate of the amount of the Adjusted Capital and Reserves at any time and if in consequence the limit hereinbefore contained is inadvertently exceeded an amount of borrowed monies equal to the excess may be disregarded until the expiration of three months after the date on which by reason of a determination of the Auditors or otherwise the Board became aware that such a situation has or may have arisen.

(F) No person dealing with the Company or any of its subsidiary undertakings shall be concerned to see or enquire whether the said limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had, at the time when the debt was incurred or security given, express notice that the said limit had been or would thereby be exceeded.

PROCEEDINGS OF THE BOARD

119. A Director may, and upon the request of a Director the Secretary shall, at any time summon a meeting of the Board by notice (which need not be in writing) served upon the several members of the Board.

120. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him either personally or by sending the same through the post addressed to him at the address given to the Company by him for this purpose. It shall not be necessary to give notice of a Board meeting to any Director for the time being absent from the United Kingdom, but where such Director is represented by an alternate Director, due notice of such meeting shall be given to such alternate Director either personally or by sending the same through the post addressed to him at the address in the United Kingdom given to the Company.

121. The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit and determine the quorum necessary for the transaction of business. Any Director may participate in a meeting of the Board by means of conference telephone or similar communication equipment whereby all the Directors participating in the meeting can hear each other and the Directors participating in this manner shall be deemed to be present in person at such meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the Chairman of the meeting then is.

122. Until otherwise determined, but subject to Article 123, two Directors shall be a quorum.

123. The continuing Directors may act as a Board at any time notwithstanding any vacancy in their body provided always that in case the Directors shall at any time be reduced in number to less than the minimum number prescribed by or in accordance with these Articles it shall be lawful for them to act as a Board for the purpose of filling any vacancies in their body or of summoning a general meeting of the Company, but not for any other purpose.

124. For the purpose of these Articles an alternate Director shall be counted in a quorum PROVIDED THAT at least one other Director or person duly appointed as an alternate Director is also present and a Director who is an alternate Director shall be entitled to a separate vote on behalf of the Director whom he is representing in addition to his own vote.

125. The Board may from time to time elect or otherwise appoint a Director to be Chairman or Deputy Chairman and determine the period for which each of them is to hold office.

126. The Chairman, or in his absence the Deputy Chairman, shall preside at meetings of the Board, but if no such Chairman or Deputy Chairman shall be elected or appointed, or if at any meeting the Chairman or Deputy Chairman shall not be present within five minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting.

127. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote.

128. A resolution in writing signed by all the Directors for the time being in the United Kingdom, if constituting a majority of the Directors, shall be as effective for all purposes as a resolution passed at a meeting of the Board duly convened, held and constituted and may consist of several documents in like form each signed by one or more of the Directors.

129. (A) The Board may delegate all or any of its powers, authorities and discretions to any committee or committees as it may think fit. For the avoidance of doubt the following powers of the Board may not be delegated except to a committee of the Board appointed under this paragraph (A) namely:

(i)	issuing shares;

(ii)	making calls;

(iii)	declining to register transfers;

(iv)	determining Directors’ remuneration;

(v)	appointing and removing Executive Directors;

(vi)	appointing Directors under Article 94 (casual vacancy or addition to the Board);

(vii)	entering into a new agreement for borrowing but not exercising the power to borrow under an existing agreement for borrowing;

(viii)	recommending and declaring dividends; and

(ix)	forfeiting shares or accepting surrenders.

(B) Any such committee may consist of one or more members of the Board, and the Board shall also be entitled to appoint such other person or persons as it considers expedient to a committee but so that the majority at least of the members of any such committee shall consist of Directors and no resolution of the committee shall be effective unless a majority of the members of the committee present at the relevant meeting consists of Directors.

(C) Any committee so formed shall in the exercise of the power, authorities and discretions so delegated conform to any regulations that may be imposed on it by the Board.

(D) The Board may authorise any such committee or subsidiary to sub-delegate all or any of the powers, authorities and discretions delegated to it and the Board may at any time dissolve any such committee or revoke or vary any delegation made to any such committee or subsidiary.

(E) The meetings and proceedings of a committee shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Board, so far as the same are applicable thereto and are not suspended by any regulations imposed by the Board under or by the provisions of paragraph (C) of this Article.

130. All acts done bona fide by any meeting of the Board, or of a committee of the Board, or by any person acting as a Director or alternate Director or a member of such committee shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or such committee or person acting as aforesaid, or that they or any of them were disqualified, or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a Director or, as the case may be, an alternate Director and had been entitled to vote.

MINUTES

131. (A) The Board shall cause minutes to be made:

(i)	of all appointments of officers made by the Board;

(ii)	of the names of the Directors present at each meeting of the Board and of committees of the Board; and

(iii)	of all resolutions and proceedings at all meetings of the Company and of the Board and of committees of the Board.

(B) Any such minutes shall be conclusive evidence of any such proceedings if they purport to be signed by the Chairman of the meeting at which the proceedings were conducted or by the Chairman of the next succeeding meeting.

THE SEAL

132. (A) Subject to paragraph (B) of this Article, the Board shall provide for the safe custody of the Seal, which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf, and every instrument to which the Seal shall be affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Board for the purpose PROVIDED THAT the Board may either generally or in any particular case or cases resolve (subject to such restrictions as to the manner in which the Seal may be affixed as the Board may determine) that such signatures or any of them may be affixed to certificates for shares or debentures or representing any other form of security by some mechanical means other than autographic to be specified in such resolution or may be printed on such certificates or that such certificates need not be signed by any person.

(B) Subject to the Statutes, the Company may dispense with the need for the Seal, either generally or in respect of particular classes of documents, at the Board’s discretion, and, whether it does or does not dispense with the Seal, a document signed by a Director and the Secretary or by any two Directors and expressed (in whatever form of words) to be executed by the Company shall have the same effect as if executed under the Seal, and a document so executed by the Company which makes it clear on its face that it is intended to be a deed shall have effect upon delivery as a deed.

133. The Company may have:

(i)	an official seal kept by virtue of section 40 of the Act; and

(ii)	an official seal for use abroad under the provisions of the Statutes, where and as the Board shall determine, and the Company may by writing under the Seal appoint any agents or agent, committees or committee abroad to be the duly authorised agents of the Company for the purpose of affixing and using such official seal and may impose such restrictions on the use thereof as may be thought fit.

Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any of such official seals as aforesaid.

SECRETARY

134. Subject to the provisions of the Statutes, the Secretary shall be appointed by the Board for such term, at such remuneration and on such conditions as it may think fit, and any Secretary so appointed may be removed by the Board. The Board may from time to time appoint one or more deputy or assistant Secretaries.

135. (A) Anything by the Statutes or these Articles required or authorised to be done by or to the Secretary, if the office is vacant or there is for any reason no Secretary capable of acting, may be done by or to any assistant or deputy Secretary, or if there is no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Board.

(B) A provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

RECORD DATES

136. Notwithstanding any other provision of these Articles the Board may fix a date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time within six months before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.

DIVIDENDS AND RESERVES

137. The Company in general meeting may declare dividends by reference to an amount in sterling or, where required by the terms of the relevant shares, in a foreign currency but no dividends shall exceed the amount recommended by the Board.

138. The Board may from time to time pay to the members, in sterling or, where required by the terms of the relevant shares, in a foreign currency, such interim dividends as appear to the Board to be justified by the profits of the Company and in particular (but without prejudice to the generality of the foregoing) if at any time the share capital of the Company is divided into different classes the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend but no interim dividend shall be paid on shares carrying deferred or non-preferential rights if at the time of payment any preferential dividend is in arrear. PROVIDED THAT the Board acts bona fide the Board shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferential rights.

139. The Board may also pay, in sterling or, where required by the terms of the relevant shares, in a foreign currency, half-yearly or at other suitable intervals to be settled by it any dividend which may be payable at a fixed rate if the Board is of the opinion that the profits justify the payment.

140. No dividend shall be paid otherwise than out of profits available for distribution in accordance with the Statutes.

141. No dividend shall bear interest against the Company.

142. (A) If on at least two consecutive occasions, cheques, warrants, orders or similar financial instruments in payment of dividends or other monies payable in respect of any share, have been sent through the post or otherwise in accordance with the provisions of these Articles but have been returned undelivered or left uncashed during the periods for which the same are valid or any transfer by bank or other funds transfer system has not been satisfied or if any other means of payment by which dividends are normally paid on those shares, including payment by means of a relevant system, has failed, the Company need not thereafter dispatch any further cheques, warrants or orders and need not thereafter transfer any sum (as the case may be) in payment of dividends or other monies payable in respect of the share in question (including by means of a relevant system) until the member or other person entitled thereto shall have communicated with the Company and supplied in writing to the Office an address for the purpose and, where appropriate, sufficient details to enable the transfer of funds to take place.

(B) All unclaimed dividends may be invested or otherwise made use of by the Company as the Board shall think fit, until the same be claimed and so that the Company shall not thereby be constituted as a trustee in respect thereof.

(C) Any dividend or other sum remaining unclaimed for a period of 12 years after having been declared (or, in the case of an interim dividend, remaining uncashed for a period of 12 years after having been sent) shall be forfeited and shall revert to the Company.

143. The Board may, before recommending any dividend (whether preferential or otherwise), set aside out of the profits of the Company such sums as it thinks fit as a reserve or reserves which shall (subject to the Statutes) at the discretion of the Board, be applicable for meeting claims on or liabilities of the Company or contingencies or for paying off any loan capital or for equalising dividends or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Board may from time to time think fit, and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to divide.

144. Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share.

145. All dividends shall be apportioned and (subject to any lien of the Company) paid to members on the register on the date the dividend is declared, made or paid notwithstanding any subsequent transfer or transmission of shares proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

146. The Board may deduct from any dividend payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

147. Subject to the provisions of the Statutes, any general meeting declaring a dividend may upon the recommendation of the Board direct payment of such dividend wholly or partly by the distribution of specific assets and in particular of paid up shares or debentures of any other company or in any one or more of such ways, and the Board shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Board may settle the same as it thinks expedient, and in particular may ignore fractions altogether or issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made, in the currency of the dividend declared or in another currency designated by the Board at a conversion rate deemed appropriate by the Board, to any members on the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board.

148. (A) Any dividend, interest or other monies payable in cash on or in respect of shares may be paid in sterling or, where required by the terms of the relevant shares, in a foreign currency and may be paid:

(i)	by cheque, warrant or similar financial instrument sent through the post to the registered address of the holder or person entitled thereto; or

(ii)	by direct debit or bank transfer to such bank or building society account as the member or person entitled thereto in writing directs; or

(iii)	by such other means, including electronic media offered by the Company as the holder or person entitled thereto may in writing agree; or

(iv)

via a relevant system or any facility which enables payment to be made by a relevant system as any member named on the Register may agree in writing in a form acceptable to the Company. If payment is to be made in accordance with this paragraph (iv) then the Company may, in so far as it is permitted and able to do so in accordance with the Uncertificated Securities Regulations and the facilities and requirements of the relevant system concerned, give any notice or information in relation to the payment of such dividend as may be required or as the Company may desire by transmitting the same via a relevant system; and

in the case of joint holders, to the registered address or bank or building society account of that one of the joint holders who is first named on the Register, or to such person and to such address or such bank or building society or other account as the holder or joint holders may in writing direct or agree in writing with the Company.

(B) Every such cheque, warrant, financial instrument, or other form of payment shall be made payable to the order of the person to whom it is sent or such person as the member, person entitled or joint holders direct and the payment of the cheque, warrant, financial instrument, or other form of payment shall be a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable in respect of the shares held by them as joint holders. Every such payment shall be sent at the risk of the person entitled to the money it represents and the Company shall not be responsible for any such payment lost in transmission.

CAPITALISATION OF RESERVES

149. (A) The Company may, upon recommendation of the Board, resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account and not required for payment of dividend on any shares with a preferential right to dividend and accordingly that such sum be set free for distribution amongst the members on the record date specified in the relevant resolution who would have been entitled thereto if distributed by way of dividend and in the same proportion, on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such members on the record date specified in the relevant resolution in the proportion aforesaid, or partly in one way and partly in the other. The Board may give effect to such resolution PROVIDED THAT:

(i)	a share premium account and a capital redemption reserve may, for the purposes of this Article, only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid up shares; and

(ii)	no unrealised profits shall be used in paying up any amounts unpaid on any issued shares.

(B) Subject to the provisions of this Article the Board may, with the authority of the Company in general meeting, offer the holders of Ordinary shares the right to elect to receive, in respect of all or part of their holding of Ordinary shares, additional shares in the capital of the Company, credited as fully paid, instead of cash in respect of such dividend or dividends (or parts thereof) as are specified by such authority. The following provisions shall apply:

(i)	the said authority may specify a particular dividend, or may specify all or any dividends paid, proposed to be paid or declared within a specified period, but such period must expire not later than the end of the fifth annual general meeting to be held following the date of the meeting at which such resolution is passed;

(ii)	save where the ordinary resolution of the Company specifies or requires otherwise, the entitlement of each holder of Ordinary shares to new Ordinary shares shall be determined by the Board so that the Relevant Value thereof shall be as nearly as practicable equal to (but not in excess of) the cash amount (disregarding any tax credit) that such shareholder would have received by way of dividend. For this purpose “Relevant Value” shall be calculated by reference to the average of the middle market quotations for the Company’s Ordinary shares obtained from the London Stock Exchange Daily Official List on the day when the Ordinary shares are first quoted “ex” the relevant dividend and four dealing days thereafter or in such other manner as may be determined by or in accordance with an ordinary resolution of the Company. A certificate of or report by the Auditors as to the amount of any dividend shall be conclusive evidence of that amount;

(iii)	the basis of allotment shall be such that no member may receive a fraction of an Ordinary share and an election to receive Ordinary shares in lieu of a cash dividend which gives rise to a fractional entitlement will be deemed to be an election to receive only that whole number of additional Ordinary shares which is as nearly as possible equal to but not greater than the cash amount of the dividend to which the member is otherwise entitled;

(iv)	the Board, after determining the basis of allotment, shall notify the holders of Ordinary shares in writing of the right of election offered to them, and, subject as provided in paragraph (x) below, shall send with, or following, such notification forms of election and specify the procedure to be followed and the place at which, and the latest time by which, duly completed forms of election must be lodged in order to be effective;

(v)	the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary shares in respect whereof the said election has been duly made (“the elected Ordinary shares”) and instead thereof additional Ordinary shares shall be allotted to the holders of the elected Ordinary shares on the basis of allotment determined as aforesaid. For such purpose the Board shall capitalise out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve fund) or any of the profits which could otherwise have been applied in paying dividends in cash as the Board may determine, a sum equal to the aggregate nominal amount of the additional Ordinary shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary shares for allotment and distribution to and amongst the holders of the elected Ordinary shares on such basis;

(vi)	the additional Ordinary shares so allotted shall rank pari passu in all respects with the fully paid Ordinary shares then in issue save only as regards participation in the relevant dividend (or share election in lieu);

(vii)	where the Ordinary shares constitute authorised investments for the purposes of the Trustee Investments Act 1961 the Board shall (unless otherwise resolved by the Company in general meeting) ensure that at least part (being such part as the Board may decide) of the dividend payable on each Ordinary share in each calendar year is paid in cash;

(viii)	the Board may on any occasion determine that rights of election hereunder shall be subject to such exclusions or other arrangements as the Board may deem necessary or expedient in relation to legal or practical problems under the laws of or the requirements of any recognised regulatory body or any stock exchange in any territory;

(ix)	the Board may undertake and do such acts and things as it may consider necessary or expedient for the purpose of giving effect to the provisions of this Article including (without limiting the foregoing) making such provisions as they may think fit in relation to any fraction of an Ordinary share which may or would arise pursuant to the application of paragraph (iii) of this Article (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned);

(x)	the Board may introduce and operate such arrangements as it may consider necessary whereby any holder of Ordinary shares may agree (unless and until such arrangements are by written notice terminated in respect of any holder by the Board or by any such holder himself) to elect to receive in respect of all (but not part) of his holding of Ordinary shares additional Ordinary shares of the Company in lieu of the whole (but not part) of all future dividends payable on his holding of Ordinary shares in respect of which the Company (pursuant to any authority of the Board in general meeting as is specified in this Article) offers to holders of Ordinary shares such right to elect (“relevant dividends”) (subject always to the provisions of paragraph (iii) hereof) and during the continuance of such arrangements in respect of any holder of Ordinary shares (a) the Board shall not be obliged to send forms of election to any such holder in accordance with paragraph (iv) hereof; and (b) the agreement by such holder to elect as aforesaid shall be effective for all purposes as an election in respect of all relevant dividends; and

(xi)	in relation to any particular proposed dividend the Board may in its absolute discretion withdraw or terminate the offer previously made to holders to elect to receive additional Ordinary shares in lieu of the cash dividend (or that part of the dividend in respect of which a right of election has been offered) at any time prior to the allotment of the additional Ordinary shares. The Board shall not proceed with any offer unless the Company has sufficient authorised but unissued Ordinary shares and sufficient reserves or funds that may be capitalised to give effect to it after the basis of allotment has been determined.

150. Whenever such a capitalisation as aforesaid shall have been resolved upon the Board shall make all appropriations and applications of the reserves or undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid up shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to make such provision by the issue of fractional certificates or by payment in cash or otherwise as it thinks fit including the right of the Company to retain amounts the cost of apportionment of which would be disproportionate to the amounts involved in the case of shares or debentures becoming distributable in fractions and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled on such capitalisation and (as the case may require) for the payment up by the Company on their behalf by the application thereto of their respective proportions of the reserves or profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares. Any agreement made under such authority shall be effective and binding on all such members.

ACCOUNTS

151. The Board shall cause accounting records to be kept in accordance with the Statutes and with United Kingdom generally accepted accounting principles.

152. The Board shall from time to time determine whether, in any particular case or class of cases, or generally, and to what extent, and at what times and places and under what conditions or regulations the accounts and books of the Company, or any of them, shall be open to the inspection of members, and no member (not being a Director) shall have any right to inspect any account or book or document of the Company, except as conferred by the Statutes or as authorised by the Board or by resolution of the Company in general meeting.

153. The Board shall from time to time, in accordance with the Statutes, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in the Statutes.

154. (A) Subject to paragraph (B) of this Article and to Article 163, copies of all such documents as are referred to in Article 153 and any other documents required by law to be annexed thereto shall, not less than 21 days before the date of the meeting before which they are to be laid, be sent to all the members at their registered address, to all holders of debentures of the Company, to the Auditors and to every other person who is entitled to receive notices from the Company of general meetings as required by and subject to the provisions of the Statutes. In addition such copies of each of these documents as are required from time to time shall at the same time be forwarded to the London Stock Exchange and to any other stock exchange on which any part of the share or loan capital of the Company is for the time being listed.

(B) Instead of the documents referred to in paragraph (A) of this Article, the Company may send a summary financial statement prepared in accordance with the Statutes and with United Kingdom generally accepted accounting principles and any relevant regulations to members where permitted by the Statutes and any such regulations, subject to such exclusions or other arrangements as the Board may deem necessary or expedient to deal with legal or practical problems arising in any overseas territory or by virtue of shares being represented by depositary receipts or the requirements of any regulatory body or stock exchange.

(C) This Article shall not require a copy of the documents referred to in paragraphs (A) or (B) of this Article to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

AUDIT

155. The accounts of the Company shall be examined and audited by the Auditors in accordance with the Statutes.

AUDITORS

156. Subject to the provisions of the Statutes, all acts done by any person or persons acting as Auditors shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in their appointment or that they have at the time of their appointment not qualified for appointment.

157. The Auditors shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any general meeting which any member is entitled to receive, and to be heard at any general meeting on any part of the business of the meeting which concerns them as Auditors.

AUTHENTICATION OF DOCUMENTS

158. Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Board and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office the officer of the Company having the custody thereof shall be deemed to be a person appointed by the Board as aforesaid.

159. A document purporting to be a copy of a resolution of the Board or an extract from the minutes of a meeting of the Board or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of the proceedings at a duly constituted meeting.

UNTRACED SHAREHOLDERS

160. The Company shall be entitled to sell at the best price reasonably obtainable in sterling or, in respect of shares denominated in such foreign currency, in a foreign currency any share of a member or any share to which a person is entitled by transmission if and PROVIDED THAT:

(i)	for a period of 12 years no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the member or to the person entitled by transmission to the share at his address on the Register, or the last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent, has been cashed; at least three dividends in respect of the shares in question have become payable and no dividend has been claimed, and no communication has been received by the Company from the member or the person entitled by transmission; and

(ii)	the Company has at the expiration of the said period of 12 years by advertisement in both a national newspaper and in a newspaper circulating in the area in which the address referred to in paragraph (i) of this Article is located given notice of its intention to sell such share; and

(iii)	the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission; and

(iv)	the Company has first given notice in writing to the London Stock Exchange of its intention to sell such shares.

To give effect to any such sale the Company may appoint any person (i) in the case of certificated shares, to execute as transferor an instrument of transfer of such share and/or (ii) in the case of uncertificated shares, to authorise or procure the execution of such transfer in accordance with and subject to the Uncertificated Securities Regulations and the facilities and requirements of the relevant system concerned, and such transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such share. The Company shall account to the member or other person entitled to such share for the net proceeds of such sale and shall be deemed to be his debtor, and not a trustee for him in respect of the same. Any monies not accounted for to the member or other person entitled to such share shall be carried to a separate account and shall be a permanent debt of the Company. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Board may from time to time think fit.

DESTRUCTION OF DOCUMENTS

161. The Company may destroy:

(i)	any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

(ii)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two years from the date such mandate, variation, cancellation or notification was recorded by the Company;

(iii)	any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and

(iv)	any other document on the basis of which any entry in the Register is made, at any time after the expiry of six years from the date on which an entry in the Register was first made in respect of it;

and it shall conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(a)	the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(b)	nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(c)	references in this Article to the destruction of any document include references to its disposal in any manner.

NOTICES

162. (A) Any notice or document (including a share certificate) may be served on or delivered to any member by the Company either personally or by sending it through the post in a prepaid cover addressed to such member at his registered address, or (if he has no registered address within the United Kingdom) to the address, if any, within the United Kingdom supplied by him to the Company as his address for the service of notice, or by delivering it to such address addressed as aforesaid or by means of a relevant system or by any other means authorised in writing by the member concerned.

(B) Where a notice or other document is served or sent by (a) first class post, service or delivery shall be deemed to be effected on the day immediately following the day upon which the cover containing the same is posted and (b) second class post, service or delivery shall be deemed to be effected on the second day after which the cover containing the same is posted unless, in either case, the day of posting is a Saturday, in which case, service or delivery shall be deemed to be effected the day immediately following the day it would otherwise have been deemed effective pursuant to the aforementioned provisions; and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(C) Any notice served or delivered by the Company by means of a relevant system shall be deemed to have been served when the Company or any sponsoring system participant acting on its behalf sends the issuer-instruction relating to the notice. Any notice or document served or delivered by the Company by any other means authorised in writing by the member concerned shall be deemed to have been served when the Company has carried out the action it has been authorised to take for that purpose.

163. (A) If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by notice advertised on the same date in at least one national newspaper published in London and such notice shall be deemed to have been duly served on all members entitled thereto on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least six clear days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

(B) Notwithstanding anything in the Statutes or these Articles, if by reason of suspension or curtailment of postal services within the United Kingdom the Company is unable in the opinion of the Board to deliver the documents referred to in paragraphs (A) or (B) of Article 154 (as the case may be), to persons entitled thereto by the time therein prescribed, the Company may nevertheless proceed validly to convene and hold the general meeting before which such documents are to be laid by giving notice of such meeting in accordance with paragraph (A) of this Article, but so that the reference in the final sentence of that paragraph to “confirmatory copies of the notice” shall be read to include the relevant documents referred to in Article 154 and the reference therein to “six clear days” shall be read as “three clear days” and provided always that such documents shall be made available for inspection during normal business hours at the Office throughout the period from the date of publication of the notice convening such meeting until the date of the meeting and also at the meeting itself.

164. All notices directed to be given to the members shall with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register, and notice so given shall be sufficient notice to all the holders of such share.

165. A person entitled to a share in consequence of the death or bankruptcy of a member upon supplying to the Company such evidence as the Board may reasonably require to show his title to the share, and upon supplying also an address within the United Kingdom for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the member, but for his death or bankruptcy, would be entitled, and such service or delivery shall for all purposes be deemed to be sufficient service for delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any member in pursuance of these presents shall, notwithstanding that such member be then dead or bankrupt, and whether or not the Company shall have notice of his death or bankruptcy, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or first-named joint holder.

166. (A) A member who (having no registered address within the United Kingdom) has not supplied to the Company an address within the United Kingdom for the service of notices shall not be entitled to receive notices from the Company.

(B) Subject to the Statutes and the other provisions of these Articles (and in particular Article 142 (A)), if on two consecutive occasions notices or other documents have been sent by the Company through the post to any member at his registered address or his address for the service of notices which have been returned undelivered, such member shall not thereafter be entitled to receive subsequent notices or other documents from the Company until he has given the Company a new registered address or address within the United Kingdom for the service of notices and other documents.

DIVISION OF ASSETS IN SPECIE

167. The liquidator on any winding-up of the Company (whether voluntary or under supervision or compulsory) may with the authority of an extraordinary resolution, divide among the members in kind the whole or any part of the assets of the Company whether or not the assets shall consist of property of one kind, or shall consist of properties of different kinds, and for such purposes may set such value as he deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between members or classes of members but so that if any such division shall be otherwise than in accordance with the existing rights of the members every member shall have the same right of dissent and other ancillary rights as set out in section 111 of the Insolvency Act 1986 as if such resolution were a special resolution passed in accordance with section 110 of that Act.

The liquidator may, with the like authority, vest the whole or any part of the assets in trustees upon such trusts for the benefit of members as the liquidator may with the like authority think fit, but so that no member shall be compelled to accept any assets in respect of which there is a liability.

INDEMNITY

168. Subject to the provisions of the Statutes, the Company may purchase and maintain for any Director, Managing Director, Secretary or other officer or employee or agent of the Company, insurance against any liability. Subject to the provisions of the Statutes, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every person who is or has been a Director, Managing Director, Secretary and other officer or employee of the Company shall (to the extent the proceeds of any insurance policy against such liability are insufficient to meet such liability in full) be indemnified out of the assets of the Company against any liability relating to his conduct as, or incurred by him as, such Director, Managing Director, Secretary or other officer or employee of the Company in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 144(3) or section 144(4) or section 727 of the Act in which relief is granted to him by the Court; and, if the Board thinks fit, every agent of the Company may be so indemnified against any liability incurred by him/them in defending any such proceedings.